                              PARTICIPATION AGREEMENT

                             (REMEC, Inc. Trust 1998-A)

                            Dated as of August 25, 1998

                                       Among

                              REMEC, INC., as Lessee,

                          UNION BANK OF CALIFORNIA, N.A.,
                 not in its individual capacity except as expressly stated herein, but solely as Certificate Trustee,

                         THE PERSONS NAMED ON SCHEDULE I-A,
                             as Certificate Purchasers,

                         THE PERSONS NAMED ON SCHEDULE I-B,
                                    as Lenders,

                                        and

                          UNION BANK OF CALIFORNIA, N.A.,
                                     as Agent,





                                    Arranged by
                           UNION BANK OF CALIFORNIA, N.A.

Participation Agreement


                                 TABLE OF CONTENTS
                             (Participation Agreement)


                                                                                            Page
ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II EFFECTIVENESS; ACQUISITION AND LEASE; GENERAL PROVISIONS. . . . . . . . . . . . . .1
     SECTION 2.1.  Effectiveness of Agreement. . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 2.2.  Acquisition of Leased Property; Grants of Liens . . . . . . . . . . . . . .2
     SECTION 2.3.  Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     SECTION 2.4.  Application of Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     SECTION 2.5.  Advance Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     SECTION 2.6.  Lender Commitments and Notations of Fundings. . . . . . . . . . . . . . . .4
     SECTION 2.7.  Participants' Instructions to Certificate Trustee and Payments to
                   Participants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     SECTION 2.8.  Nature of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     SECTION 2.9.  Amounts Due . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     SECTION 2.10. Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     SECTION 2.11. Determination of Interest Rate and Yield Rate . . . . . . . . . . . . . . .6
     SECTION 2.12. Obligations Several . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     SECTION 2.13. Highest Lawful Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     SECTION 2.14. Extension of Lease Expiration Date and Final Maturity Date. . . . . . . . .8
     SECTION 2.15. Collateralization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE III CONDITIONS TO ADVANCE AND COMPLETION . . . . . . . . . . . . . . . . . . . . . . .9
     SECTION 3.1.  Conditions to the Advance . . . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE IV REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 4.1.  Representations and Warranties of Lessee. . . . . . . . . . . . . . . . . 14
     SECTION 4.2.  Representations and Warranties of each Participant. . . . . . . . . . . . 19
     SECTION 4.3.  Representations and Warranties of Certificate Trustee . . . . . . . . . . 20
     SECTION 4.4.  Representations and Warranties of Agent . . . . . . . . . . . . . . . . . 22

ARTICLE V COVENANTS OF LESSEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 5.1.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 5.2.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 5.3.  Change of Name or Address . . . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 5.4.  Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 5.5.  Investigation and Litigation. . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 5.6.  Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 5.7.  Quick Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 5.8.  Tangible Net Worth. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     SECTION 5.9.  Liquidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 5.10. Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 5.11. Funded Debt to EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 5.12. Supplemental Environmental Information. . . . . . . . . . . . . . . . . . 26
     SECTION 5.13. Lease Defaults, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 5.14. Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

                                    i


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     SECTION 5.15. Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     SECTION 5.16. Conduct of Business and Maintenance of Existence. . . . . . . . . . . . . 26
     SECTION 5.17. Inspection of Property, Books and Records . . . . . . . . . . . . . . . . 27
     SECTION 5.18. Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     SECTION 5.19. Loans, Advances and Guaranties. . . . . . . . . . . . . . . . . . . . . . 27
     SECTION 5.20. Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     SECTION 5.21. Changes/Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     SECTION 5.22. Transactions With Related Persons . . . . . . . . . . . . . . . . . . . . 27
     SECTION 5.23. Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE VI OTHER COVENANTS AND AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 28
     SECTION 6.1.  Cooperation with Lessee . . . . . . . . . . . . . . . . . . . . . . . . . 28
     SECTION 6.2.  Restrictions on and Effect of Transfer. . . . . . . . . . . . . . . . . . 28
     SECTION 6.3.  Participations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     SECTION 6.4.  Covenants of Certificate Trustee, Agent and the Participants. . . . . . . 30
     SECTION 6.5.  Enforcement of Remedies . . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE VII INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 7.1.  General Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 32
     SECTION 7.2.  General Tax Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     SECTION 7.3.  Withholding Tax Exemption . . . . . . . . . . . . . . . . . . . . . . . . 36
     SECTION 7.4.  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     SECTION 7.5.  Funding Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 7.6.  Gross Up. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     SECTION 7.7.  LIBO Rate Illegal, Unavailable or Impracticable . . . . . . . . . . . . . 39
     SECTION 7.8.  Leased Property Indemnity . . . . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 7.9.  Environmental Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE VIII AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 8.1.  Appointment of Agent; Powers and Authorization to Take Certain Actions. . 42
     SECTION 8.2.  Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 8.3.  Action Upon Instructions Generally. . . . . . . . . . . . . . . . . . . . 43
     SECTION 8.4.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     SECTION 8.5.  Independent Credit Investigation. . . . . . . . . . . . . . . . . . . . . 44
     SECTION 8.6.  Refusal to Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 8.7.  Resignation or Removal of Agent; Appointment of Successor . . . . . . . . 45
     SECTION 8.8.  Separate Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 8.9.  Termination of Agency . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 8.10. Compensation of Agency  . . . . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 8.11. Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE IX MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 9.1.  Survival of Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 9.2.  No Broker, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 9.3.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 9.4.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 9.5.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 9.6.  Headings, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

                              ii



     SECTION 9.7.  Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     SECTION 9.8.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     SECTION 9.9.  Payment of Transaction Costs and Other Costs. . . . . . . . . . . . . . . 49
     SECTION 9.10. Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     SECTION 9.11. Limited Liability of Certificate Trustee. . . . . . . . . . . . . . . . . 50
     SECTION 9.12. Liabilities of the Participants . . . . . . . . . . . . . . . . . . . . . 50
     SECTION 9.13. Submission to Jurisdiction; Waivers . . . . . . . . . . . . . . . . . . . 50
     SECTION 9.14. Reproduction of Documents . . . . . . . . . . . . . . . . . . . . . . . . 51
     SECTION 9.15. Consideration for Consents to Waivers and Amendments. . . . . . . . . . . 51
     SECTION 9.16. Role of UBOC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     SECTION 9.17. Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52


APPENDIX 1          Definitions
APPENDIX 2          Conditions Precedent to Document Closing Date

SCHEDULE I-A        Certificate Purchaser Commitments
SCHEDULE I-B        Lender Commitments
SCHEDULE II         Addresses For Notice; Wire Instructions
SCHEDULE 4.1A       Filings and Recordings
SCHEDULE 4.1B       Governmental Actions


EXHIBIT A           Form of Lease
                      Exhibit A - Legal Description
                      Exhibit B-1 - Form of Land Supplement
                      Exhibit B-2 - Form of Improvements Supplement
EXHIBIT B           Form of Advance Request
EXHIBIT C           Form of Loan Agreement
EXHIBIT D           Form of Deed of Trust
EXHIBIT E           Form of Trust Agreement
EXHIBIT F           Form of Lessee Guarantee
EXHIBIT G-1         Form of Opinion of Special California Counsel for
                      Certificate Trustee
EXHIBIT G-2         Form of Opinion of Lessee's Counsel
EXHIBIT H-1         Form of Officer's Certificate of Lessee
EXHIBIT H-2         Form of Officer's Certificate of Certificate Trustee
EXHIBIT I           Form of Hazardous Substances Undertaking and Unsecured
                      Indemnity
EXHIBIT J           Form of Investor's Letter
EXHIBIT K           Form of Assignment of Sublease
EXHIBIT L           Form of Estoppel Certificate

       THIS PARTICIPATION AGREEMENT (REMEC, Inc. Trust 1998-A) dated as of August 25, 1998 (this "AGREEMENT" or "PARTICIPATION AGREEMENT"), is among REMEC, INC., a California corporation, as Lessee; UNION BANK OF CALIFORNIA, N.A., not in its individual capacity except as expressly stated herein but solely as Certificate Trustee; the Persons named on SCHEDULE I-A hereto (together with their respective permitted successors, assigns and transferees), as Certificate Purchasers; the Persons listed on SCHEDULE I-B hereto (together with their respective permitted successors, assigns and transferees), as Lenders; and UNION BANK OF CALIFORNIA, N.A., as Agent.

                              PRELIMINARY STATEMENT

       - Lessee desires to enter into the Overall Transaction for the purpose of financing the Purchase Price of the Leased Property and certain of the Transaction Costs.

       - Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, on the Advance Date, Certificate Trustee will: (i) acquire record title to the Leased Property, and (ii) lease the Leased Property to Lessee pursuant to the Lease for the Lease Term.

       - Subject to the terms and conditions of this Participation Agreement and the other Operative Documents, Participants are willing to advance funds for the financing described herein.

       D. To secure the payment of the Certificate Amounts, the Loans and other amounts due and payable to the Participants, Agent, on behalf of the Participants, will have the benefit of a Lien on the Leased Property, Lessor's interest in the Lease, the other Lease Collateral and the Trust Estate.

       NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

       Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in APPENDIX 1 hereto for all purposes hereof; and the rules of interpretation set forth in APPENDIX 1 hereto shall apply to this Participation Agreement.

                                  ARTICLE II
             EFFECTIVENESS; ACQUISITION AND LEASE; GENERAL PROVISIONS

       SECTION 2.1 EFFECTIVENESS OF AGREEMENT. This Agreement shall be effective as of the Document Closing Date.

       SECTION 2.2 ACQUISITION OF LEASED PROPERTY; GRANTS OF LIENS. Subject to the terms and conditions of this Participation Agreement: (i) on the Document Closing Date, Certificate Trustee and Lessee will enter into the Operative Documents including the Lease pursuant to which Certificate Trustee shall lease to Lessee and Lessee shall lease from Certificate Trustee the Leased Property, and (ii) on the Advance Date: (A) Agent shall make the Advance, the proceeds of which shall be used to pay the Purchase Price and the Transaction Costs,
(B) Certificate Trustee shall acquire such Leased Property and (C) Certificate Trustee and Lessee shall enter into and record the Lease Supplements, the Deed of Trust and the Financing Statements.

       SECTION 2.3  FUNDING.

               (a) AMOUNT OF FUNDINGS. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, upon receipt of the Advance Request, on the proposed Advance Date specified therein, each Certificate Purchaser shall acquire its interest in the Trust Estate and each Lender shall make its Loan to Fund the Advance by making available to Certificate Trustee (in accordance with Certificate Trustee's payment instructions set forth on SCHEDULE II) an amount in immediately available funds on the proposed Advance Date equal to such Participant's Commitment Percentage of the aggregate amount of the requested Advance (up to such Participant's Loan Commitment) to be used and applied pursuant to SECTION 2.4.

               (b) NOTES AND CERTIFICATES. Each Lender's Loan shall be evidenced by a Note issued by Certificate Trustee, as Borrower, to such Lender and repayable in accordance with and with interest accruing pursuant to the terms for the Loan set forth in the Loan Agreement. The amounts made available by each Certificate Purchaser on the Advance Date shall be evidenced by a Certificate issued by Certificate Trustee to each Certificate Purchaser. Each Certificate shall accrue Yield at the Yield Rate on the Certificate Amount thereof, payable as more fully set forth in the Trust Agreement.

               (c) LIMITATIONS ON DISBURSEMENTS. The aggregate amount Funded by the Participants hereunder on the Advance Date shall not exceed $17,057,000, which shall include not more than $16,639,118.57 to finance the Purchase Price and not more than $417,881.43 for Transaction Costs. The proceeds of all amounts Funded by the Participants on the Advance Date shall be used solely for the acquisition of the Leased Property and the payment or reimbursement of Transaction Costs. Notwithstanding anything in this Agreement to the contrary, none of Certificate Trustee, Agent or any Participant shall be obligated to make any Funding or the Advance pursuant to this Agreement, the Trust Agreement, or the Loan Agreement after 1:00 p.m. Los Angeles, California time, on September 1, 1998, and no Advance shall occur following such date and time.

               (d) ADVANCES. Certificate Trustee hereby directs and the parties acknowledge that all amounts to be Funded by the Participants to Certificate Trustee and to be advanced by Certificate Trustee to Lessee or any third party as herein provided shall be Funded by the Participants to Agent, and Agent shall make such Advance on behalf of Certificate Trustee as required herein and as directed in the Advance Request.

       SECTION 2.4 APPLICATION OF FUNDS. Subject to the terms and conditions of this Agreement, on the Advance Date, Certificate Trustee shall:
(i) based on a purchase price of $13,155,957.03 under the Transcontinental Acquisition Agreement, pay $7,006,886.98 to the seller, pay $5,949,070.05 to the lender holding a first priority lien on the property to be purchased and sold under the Transcontinental Acquisition Agreement to pay off the loan secured by such lien plus $1,324.53 for each day after September 1, 1998 until such loan repayment occurs, and pay $200,000.00 to Lessee to reimburse Lessee for its good faith deposit under the Transcontinental Acquisition Agreement, (ii) based on a purchase price of $3,496,061.84 under the Montpelier Acquisition Agreement, pay $356,250.00 to Lessee to reimburse Lessee for its good faith deposit in the escrow established under the Montpelier Acquisition Agreement, and pay $3,139,811.84 to the lender holding a first priority lien on the property to be purchased and sold under the Montpelier Acquisition Agreement to pay off the loan secured by such lien plus $800.38 for each day after August 31, 1998 until such loan repayment occurs, (iii) acquire the Leased Property from Sellers, and (iv) advance funds as directed by Lessee to pay certain Transaction Costs, in each case from funds made available by the Participants through the Agent pursuant to
SECTION 2.3 and pursuant to the directions set forth in the Advance Request, whereupon Lessor shall lease to Lessee the Leased Property and Lessee shall accept transfer and delivery of and lease from Lessor the Leased Property pursuant to the Lease.

       SECTION 2.5  ADVANCE DATE.

               (a) NOTICE AND CLOSING. At least two (2) Business Days prior to the proposed Advance Date, Lessee shall deliver to Agent, Certificate Trustee and each of the Participants an irrevocable written notice substantially in the form of EXHIBIT B-1 (the "ADVANCE REQUEST"), setting forth:

       (i)  the proposed Advance Date;

       (B) a statement of the amount of the requested Advance and an allocation of such amount among the Purchase Price and the Transaction Costs;

       (ii) in the case of Transaction Costs, a general description of the types or categories of Transaction Costs, being paid with the Advance; and

       (iii) wire transfer instructions for the disbursement of funds to Lessee, Sellers and any third party payee to whom Transaction Costs are due and payable.

The delivery by Lessee of the Advance Request shall be deemed a certification by Lessee that such Advance complies with the limitations and conditions set forth at SECTION 2.3(c). All documents and instruments required to be delivered on the Advance Date pursuant to this Agreement shall be delivered at the offices of Mayer, Brown & Platt, 350 South Grand Avenue, Los Angeles, California 90071, or at such other location as the Required Participants and Lessee may agree. On the scheduled Advance Date, and subject to the terms and conditions of this Agreement, and upon receipt of funds by Agent from the Participants sufficient therefor, Agent shall make the requested Advance.

               (b) POSTPONEMENT OF ADVANCE DATE. If the Participants are instructed to make the Funding requested pursuant to the Advance Request and the Advance shall not occur for any reason whatsoever on the date specified in the Advance Request, Lessee shall pay Agent, for the benefit of each Participant which has funded, interest on the amount funded by each Lender at the Interest Rate and Yield on the amount funded by each Certificate
Purchaser at the Yield Rate, less any interest earned on behalf of the Participants by investing such funded amounts; PROVIDED, that this provision shall not be construed to place any liability on Agent to invest such funds in interest-bearing accounts. Such interest and Yield payable by Lessee shall be due and payable by Lessee upon the consummation of the postponed Advance Date and such payment shall be an additional condition precedent to such Advance; PROVIDED, HOWEVER, that no additional Advance Request shall be required to be given if such Advance is consummated on the Business Day immediately following the Advance Date proposed in the Advance Request; PROVIDED, FURTHER, that if such Advance Date shall not have occurred on the Business Day immediately following the Advance Date proposed in the Advance Request, then all such interest and Yield shall be due and payable as of the close of business on such date, and Agent shall refund to each Participant all amounts funded by such Participant together with all accrued interest and Yield, as the case may be, allocable to such Participant. If the Agent wire transfers funds to the Title Insurance
Company, then the Advance Date shall be deemed to have occurred, whether or not the conditions set forth in SECTIONS 3.1(i) and 3.1(l) shall have been satisfied; PROVIDED, HOWEVER, that if such conditions are not satisfied within one (1) Business Day after the funds are so wire transferred, then a Lease Event of Default shall be deemed automatically to have occurred, without any further action, notice or opportunity to cure, and the Agent shall be entitled to exercise all rights and remedies as if a Lease Event of Default of the type described in CLAUSE (g) or (h) of Article XVI of the Lease shall have occurred.

       SECTION 2.6  LENDER COMMITMENTS AND NOTATIONS OF FUNDINGS.

               (a) Subject to compliance by Lessee with the terms of this Participation Agreement and the other Operative Documents and the satisfaction or waiver of the conditions set forth in this ARTICLE II and in
ARTICLE III, the Participants shall disburse the respective amounts of their Commitments in accordance with the requirements of this Participation Agreement. No amounts paid or prepaid with respect to any Advance or any Note or Certificate shall be reborrowed or readvanced.

               (b) Each Participant is hereby authorized to record the date and amount of the Funding by it, each payment or repayment of principal or Certificate Amount (as the case may be) and the length of each Payment Period with respect thereto, on the grid annexed to and constituting a part of each Note and/or Certificate held by such Participant, and any such recordation, shall constitute, in the absence of manifest error, rebuttable presumptive evidence of the accuracy of the information so recorded; PROVIDED, that the failure to make any such recordation or any errors in such recordation shall not affect the actual obligation of Certificate Trustee under such instrument or the corresponding actual obligation of Lessee to pay Rent (including any Lease Balance).

       SECTION 2.7 PARTICIPANTS' INSTRUCTIONS TO CERTIFICATE TRUSTEE AND PAYMENTS TO PARTICIPANTS.

               (a) Each Participant agrees that the making of its monies available pursuant to SECTION 2.3 shall constitute, without further act, authorization and direction by such Participant to Certificate Trustee to take the actions specified in Section 1.1 of the Trust Agreement.

               (b) The parties to this Participation Agreement hereby agree that any payment required to be made to the Participants by Certificate Trustee pursuant to any Operative Document may be made directly to the Participants by Agent from amounts received from Lessee and, except as specifically provided for in the Operative Documents, all payments required to be made by Lessee shall be made directly to Agent for the benefit of the Participants, in lieu of the corresponding payment required to be made by Lessee to Certificate Trustee pursuant to any Operative Document. Such payment by Lessee to Agent shall be deemed to constitute the required payment from Lessee to Certificate Trustee and the corresponding payment by Certificate Trustee to the Participants.

       SECTION 2.8 NATURE OF TRANSACTION. It is the intention of the parties that:

               (a) the Overall Transaction constitutes an operating lease from Certificate Trustee to Lessee for purposes of Lessee's financial reporting;

               (b) for federal and state income tax, bankruptcy (including the substantive law upon which bankruptcy proceedings are based), and real estate, commercial law and UCC purposes:

       (i) the Overall Transaction constitutes a financing by Participants to Lessee and preserves beneficial ownership in the Leased Property in Lessee, and the obligations of Lessee to pay Basic Rent shall be treated as payments of interest to the Participants, and the payment by Lessee of any amounts in respect of the Lease Balance shall be treated as payments of principal to the Participants; and

       (ii) the Deeds together with the Lease create a Lien in the Leased Property and the other Lease Collateral in favor of Lessor, and the Deed of Trust creates a lien and a security interest in the Mortgaged Property defined therein in favor of Agent for the benefit of all of the Participants.

Nevertheless, Lessee acknowledges and agrees that none of Certificate Trustee, Agent, Arranger or any Participant has made any representations or warranties concerning the tax, accounting or characterization of: (i) the Operative Documents, (ii) the tax treatment for any of Lessee, Certificate Trustee or the Seller thereunder of the transaction described in the Montpelier Acquisition Agreement, which Montpelier Acquisition Agreement was negotiated by and is the sole responsibility of Lessee and the Seller thereunder, or (iii) any aspect of the Overall Transaction; and that Lessee has obtained and relied upon such tax, accounting, and legal advice from its own advisors concerning the Operative Documents and the Overall Transaction as it deems appropriate.

       SECTION 2.9 AMOUNTS DUE. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of Lessee, Lessor, and Participants that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from Lessee under the Lease shall be equal to the aggregate payments due and payable in respect of interest accrued on the Notes and Yield accrued on the Certificates on each Payment Date; (ii) if Lessee becomes obligated to purchase all of the Leased Property under the Lease, the principal of the Notes, the Certificate Amounts, all interest and Yield thereon and all other obligations of Lessee owing to Participants, Agent and Lessor shall be paid in full by Lessee in accordance with all of
Article XX of the Lease; (iii) if Lessee properly elects the Sale Option and markets the Leased Property in accordance with ARTICLE XXI of the Lease, Lessee shall only be required to pay an amount (not to exceed the Lease Balance) equal to the sum of (a) the Sale Proceeds, (b) the Sale Recourse Amount, and (c) any amounts due pursuant to SECTION 7.8 and Section 22.3 of the Lease (which aggregate amounts may be less than the Lease Balance); and
(iv) upon a Lease Event of Default resulting in an acceleration of Lessee's obligation to purchase the Leased Property under the Lease, the amounts then due and payable by Lessee under the Lease shall include all amounts necessary to pay in full the outstanding principal under the Notes, the Certificate Amounts and all accrued interest and Yield thereon, plus all other amounts then payable by Lessee to Participants, Agent and Lessor under the Operative Documents.

       SECTION 2.10 COMPUTATIONS. For all purposes under the Operative Documents and except as specifically provided for at SECTION 7.7 and Section
2.6 of the Loan Agreement, all computations of interest, Yield, and other accrued amounts (including the Overdue Rate) shall be made on the basis of 30 day months, a 360-day year and the actual days elapsed.

       SECTION 2.11 DETERMINATION OF INTEREST RATE AND YIELD RATE. The amount of principal outstanding on the Notes shall accrue interest at the per annum rate equal to the Interest Rate. The amount of Certificate Amounts outstanding from time to time shall accrue Yield at the per annum rate equal to the Yield Rate. Accrued interest and Yield shall be due and payable by Lessee as Basic Rent on each applicable Payment Date and on the Lease Expiration Date. If all or any portion of the principal under the Notes, the Certificate Amounts, any interest or Yield payable thereon or any other amount payable hereunder, shall not be paid when due (whether at stated maturity, the acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate and shall be payable from time to time on demand as Supplemental Rent. If at any time the rate at which interest accrues cannot be determined by reference to a London interbank offered rate, or if such rate becomes unavailable or illegal, then such rate shall be determined by the Alternate Base Rate as provided at
SECTION 7.7.

       SECTION 2.12 OBLIGATIONS SEVERAL. The obligations of the Participants hereunder or elsewhere in the Operative Documents shall be several and not joint; and no Participant shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

       SECTION 2.13 HIGHEST LAWFUL RATE. It is the intention of the parties hereto to conform strictly to Applicable Laws regarding usury and, anything herein to the contrary notwithstanding, the obligations of: (x) Lessee to Lessor under this Participation Agreement and the Lease, (y) Certificate Trustee to the Certificate Purchasers under the Trust Agreement and the Certificates and to the Lenders under the Loan Agreement and the Notes, and
(z) of either Lessee or Certificate Trustee or any other party under any other Operative Document, shall be subject to the limitation that payments of interest or of other amounts constituting interest under Applicable Laws shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate (as defined below), or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document would exceed the Highest Lawful Rate or otherwise be usurious under Applicable Laws (including the federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the recipient of any such amount, then, notwithstanding anything to the contrary in this Participation Agreement, the Lease, the

Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document, it is agreed as follows as to the recipient of any such amount:

               (a) the provisions of this SECTION 2.13 shall govern and control over any other provision in this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document and each provision set forth therein is hereby so limited;

               (a) the aggregate of all consideration which constitutes interest under Applicable Laws that is contracted for, charged or received under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document shall under no circumstances exceed the maximum amount of interest allowed by Applicable Laws (such maximum lawful interest rate, if any, with respect to such recipient herein called the "HIGHEST LAWFUL RATE"), and all amounts owed under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document shall be held subject to reduction and: (i) the amount of interest which would otherwise be payable to the recipient hereunder and under the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document, shall be automatically reduced to the amount allowed under Applicable Laws, and (ii) any unearned interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payor);

               (c) all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document shall, to the extent permitted by Applicable Laws be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

               (d) if at any time the interest, together with any other fees, late charges and other sums payable pursuant to or in connection with this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document executed in connection herewith or therewith, and deemed interest under Applicable Laws exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Documents shall be limited, notwithstanding anything to the contrary in the Operative Documents to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Documents below the recipient's Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), PLUS the amount of fees which would have been received but for the effect of this SECTION 2.13.

       SECTION 2.14 EXTENSION OF LEASE EXPIRATION DATE AND FINAL MATURITY DATE.

               (a) Subject to the satisfaction of the conditions and requirements set forth in this SECTION 2.14 including the receipt of the consent of the Participants, Lessee may request in writing (an "EXTENSION OPTION REQUEST") to the Agent, Certificate Trustee and each of the

Participants that each of the Participants agrees that Lessee may extend the Lease Term (the "EXTENSION OPTION") for one (1) additional period of up to five (5) years commencing on the last day of the then Base Term (the "RENEWAL TERM") and that the Final Maturity Date be correspondingly extended to the extended Lease Expiration Date. The Extension Option Request must be delivered in writing to Certificate Trustee, Agent and each Participant not later than 270 days nor more than 360 days prior to the expiration of the then current Lease Term. Each Participant will notify the Agent in writing of whether or not it has consented to such Extension Option Request not later than 45 days after receipt of the Extension Option Request (the "EXTENSION OPTION RESPONSE DATE"). Any Participant who does not so notify Agent by the Extension Option Response Date will be deemed to have not consented to such Extension Option Request. Any Participant that has notified the Certificate Trustee that it has not consented to an Extension Option Request or that is deemed not to have consented, as provided in the preceding sentence, shall be deemed a "NON-CONSENTING PARTICIPANT". Each Participant's determination with respect to an Extension Option Request shall be a new credit determination and within such Participant's sole and absolute discretion and may be conditioned on different pricing, modification of the Sale Recourse Amount and receipt of such financial information, documentation or other information or conditions as may be requested by such Participant including satisfactory appraisals of the Leased Property.

               The Extension Option contemplated by the Extension Option Request shall become effective as of the first date (the "EXTENSION OPTION EFFECTIVE DATE") on or after the Extension Response Date on which all of the Participants (other than Non-Consenting Participants who have been replaced by Replacement Participants in accordance with SECTION 2.14(b)) and Replacement Participants shall have consented to such Extension Request;

               PROVIDED that on both the date of the Extension Option Request and the Extension Option Effective Date: (w) each of the representations and warranties made by the Certificate Trustee and Lessee in or pursuant to the Operative Documents shall be true and correct in all material respects as if made on and as of each such date, (x) Lessee shall not have elected or been deemed to have elected the Purchase Option or Sale Option, (y) no Lease Default or Lease Event of Default shall have occurred and be continuing, and (z) the Certificate Trustee shall have received a certificate of Lessee as to the matters set forth in CLAUSES (w),(x) AND (y) above; and

               PROVIDED FURTHER that in no event shall the Extension Option Effective Date occur unless each of the Participants (other than Non-Consenting Participants who have been replaced in accordance with
       SECTION 2.14(b)) and the Replacement Participants shall have consented to the Extension Option Request on or before the expiration of the then current Lease Term.

               (b) At any time after the Extension Option Response Date and up to 90 days before the then current Lease Expiration Date, Lessee shall be permitted to elect to replace any Non-Consenting Participant with a replacement bank or other financial institution (a "REPLACEMENT PARTICIPANT"); PROVIDED that: (i) such replacement does not conflict with any Applicable Laws and Regulations, (ii) such Non-Consenting Participant shall sell (without recourse) to the Replacement Participant all Loans and Certificate Amounts of such Non-Consenting Participant for an amount equal to the aggregate outstanding principal amount of such Loans and Certificate Amounts plus accrued interest and Yield to (but not including) the date of sale, (iii) the Lessee shall pay to such Non-Consenting Participant any amounts arising under SECTION 7.5 if any Loan or Certificate Amount owing to such Non-Consenting Participant shall be purchased other than on the last day of the Payment Period relating thereto, (iv) such replacement shall be made in accordance with the provisions of SECTION 6.3 (PROVIDED that the relevant Replacement Participant or Lessee shall be obligated to pay the transaction costs arising in connection therewith), (v) the Replacement Participant shall have agreed to be subject to all of the terms and conditions of the Operative Documents, and
(vi) such replacement must be consummated no later than thirty (30) days prior to the expiration of the then current Lease Term. A Non-Consenting Participant's rights under the indemnification provisions of the Operative Documents shall survive any sale of its Loans and Certificate Amounts to a Replacement Participant.

               (c) If the Participants (including any Replacement Participants) have not approved the Extension Option Request by at least 30 days prior to the then current Lease Expiration Date, Lessee shall be deemed to have elected the Purchase Option.

       SECTION 2.15 COLLATERALIZATION. Lessee shall have the right to elect to collateralize the outstanding principal amounts of the Notes and thereby reduce the Applicable Margin by pledging Liquid Assets pursuant to a Custodial Agreement.

                                  ARTICLE III
                      CONDITIONS TO ADVANCE AND COMPLETION

       SECTION 3.1 CONDITIONS TO THE ADVANCE. The obligation of each Participant to perform its obligations on the Advance Date shall be subject to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver in writing by, such Participant of the conditions precedent set forth in this SECTION 3.1 on or prior to the Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

               (a) ADVANCE REQUEST. Lessee shall have delivered the Advance Request conforming with the requirements of SECTION 2.5 in respect of the Advance Date.

               (b) PERFORMANCE. Each party to any Operative Document shall have performed and complied with all agreements and conditions contained herein and in any other Operative Document to which it is a party required to be performed or complied with by it on or prior to the Advance Date.

               (c) CONSENTS AND APPROVALS. All Governmental Actions and other approvals and consents required to be taken, given or obtained, as the case may be, by or from any Authority or another Person, or by or from any trustee or holder of any Indebtedness or obligation of Lessee, that are necessary or, in the reasonable opinion of any Participant or counsel to such Participant, advisable in connection with the execution, delivery and performance of the Operative Documents shall have been taken, given or obtained as the case may be, shall be in full force and effect.

               (d) REPRESENTATIONS AND WARRANTIES TRUE; ABSENCE OF DEFAULTS AND MATERIAL ADVERSE EFFECT. Each representation and warranty of Lessee contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Advance Date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date. No Lease Default or Lease Event of Default shall have occurred and be continuing. Since May 1, 1998, no change or changes, effect or effects or condition or conditions has occurred that individually or in the aggregate are or are likely to have a Material Adverse Effect.

               (e) TRANSACTION COSTS. Lessee shall have paid and/or Lessee shall have requested that the Advance include a Funding for all Transaction Costs invoiced through the Business Day immediately preceding the date of the Advance. Such payments shall be made by wire transfer of immediately available funds.

               (f) PROCEEDINGS SATISFACTORY, ETC. All proceedings taken in connection with the Advance Date and all documents relating thereto shall be reasonably satisfactory to each Participant and its counsel, and each Participant and its counsel shall have received copies of such documents as such Participant or its counsel may reasonably request in connection therewith, all in form and substance reasonably satisfactory to such Participant and its counsel.

               (g) TAXES. All taxes, charges, fees and costs, if any, payable in connection with the execution, delivery, recording and filing of the Operative Documents and the transactions contemplated to be consummated on the Advance Date shall have been paid in full by Lessee (it being understood such amounts may be paid with the Advance, subject to the limitations herein and to the extent such amounts constitute Transaction Costs), or arrangements for such payment shall have been made by Lessee to the satisfaction of the Participants.

               (h) APPRAISAL AND IMPROVEMENTS MATTERS. Prior to the Advance Date, the Participants shall have obtained an appraisal for the Leased Property in form and substance satisfactory to each of the Participants (the "APPRAISALS") which shall establish (by the use of appraisal methods satisfactory to the Participants) or in the case of item
(iii) provide a statement from Appraiser: (i) the individual and combined Fair Market Value of the Leased Property as of the Advance Date, (ii) the separate valuations of the land and improvements for the Leased Property, and (iii) assuming no change in current conditions, that the appraiser does not expect the combined Fair Market Value of the Leased Property will decrease from the current combined Fair Market Value as of the last day of the Lease Term. The portion of the Appraisals establishing Fair Market Value for the Leased Property as of the Advance Date shall be prepared in accordance with FIRREA and be performed by an independent appraisal company chosen by the Arranger.

               (i) FILINGS AND RECORDINGS. Certificate Trustee and Agent shall have received evidence reasonably satisfactory that all filings or recordings enumerated and described in SCHEDULE 4.1A including the Deeds, the Lease Supplements and the Deed of Trust, as well as all other filings and recordings necessary or advisable, including precautionary financing statements and mortgage and deed of trust filings, in the opinion of counsel to the Participants, to perfect the rights, titles and interests of Certificate Trustee, the Participants and Agent intended to be created by the Operative Documents shall have been or are being recorded in the offices of the appropriate Authorities, including any recordings and filings necessary to create, perfect, preserve and protect: (i) Certificate Trustee's interest in the Leased Property, the other Lease Collateral and any other property and interests included in the Trust Estate, (ii) a first deed of trust Lien and deed of trust of record on the Mortgaged Property, subject to Permitted Exceptions, and (iii) a first priority perfected security interest in the Lease Collateral, subject to Permitted Exceptions. All recording and filing fees and taxes with respect to any recordings or filings made pursuant to this SECTION 3.1(i) shall have been paid in full by Lessee, and satisfactory evidence thereof shall have been delivered to Certificate Trustee and Agent, or arrangements for such payment shall have been made by Lessee to the satisfaction of the Participants.

               (j) OPINIONS OF COUNSEL. Certificate Trustee, Agent and the Participants shall have received opinions of counsel dated the Advance Date substantially in the forms of EXHIBITS H-1 and H-2 with respect to the Operative Documents executed and delivered in connection with the Advance Date and the perfection and validity of Agent's Liens in the Leased Property and the other Lease Collateral.

               (k) SURVEY. Lessee shall have delivered, or shall have caused to be delivered, to Certificate Trustee, Agent and to the Title Insurance Company an ALTA survey of the Leased Property in a form satisfactory to the Title Insurance Company (and including any applicable flood zone designation (with property annotations based on Federal Flood Insurance Rate Maps or the local equivalent) by scaled map location and graphic plotting) in order to issue the Title Policies and showing no state of facts unsatisfactory to any Participant.

               (l) TITLE AND TITLE INSURANCE. Certificate Trustee shall have received from the Title Insurance Company an ALTA 1970 owner's policy of title insurance (or an irrevocable commitment for the issuance thereof), acceptable in form and substance to each Participant (the "OWNER'S POLICY"), insuring that Certificate Trustee has good and marketable title to the Leased Property, subject to the Lease and such other exceptions to title as are acceptable to each Participant. Agent, for the benefit of the Participants, shall have received from the Title Insurance Company (or an irrevocable commitment for the issuance thereof), an ALTA 1970 form of loan policy of title insurance (the "LENDER'S POLICY"; together with the Owner's Policy, the "TITLE POLICIES"), acceptable in form and substance to the Participants, insuring the creation under the Deed of Trust in favor of Agent of valid first priority Liens against the Mortgaged Property, subject to such exceptions to title as are acceptable to the Participants. Each Title Policy shall be in an amount equal to the aggregate Commitments, together with complete, legible copies of all encumbrances, maps, surveys, and plats of record. The Title Policies shall be dated as of the Advance Date and, to the extent permitted under Applicable Laws, shall (w) contain affirmative endorsements as to mechanics' liens, doing business, usury, Form 3.0 zoning, easements and rights-of-way, Form B-1 comprehensive coverage, encroachments, the nonviolation of covenants and restrictions, rights of access and survey matters, (x) delete the creditors' rights and survey exclusions, (y) contain endorsements regarding the effect of recharacterization, and (z) contain such other endorsements reasonably requested by the Required Participants.

               (m) ENVIRONMENTAL REVIEW. Prior to the Advance Date, each Participant, Lessor and Agent shall have received the Environmental Audit for the Leased Property, each of which shall be dated not earlier than June 1, 1998, and addressed to Lessor, Agent and each Participant and which shall have been approved by Lessor and each Participant in each of their sole and absolute discretion.

               (n) LEASE SUPPLEMENTS. Each Participant and Lessor shall receive an original counterpart of the Lease Supplement for the Land and another for the Improvements executed by Lessee and Lessor with respect to such Land and Improvements; PROVIDED, that only Agent shall receive the copies thereof marked as the sole original counterparts for UCC purposes.

               (o)     PROPERTY ACQUISITION MATTERS.  Lessor shall receive:
(i) an assignment of lease in the form of EXHIBIT L ("ASSIGNMENT OF SUBLEASE") executed by Lessee to Lessor with respect to the Standard Industrial Lease -Multi-Tenant dated September 12, 1994, by and between Transcontinental Realty Investors, a California business trust, as lessor, and West Capital Financial Services Corp., a California corporation (the "SUBLEASE"); (ii) an estoppel certificate in the form of EXHIBIT M ("ESTOPPEL CERTIFICATE") from West Capital Financial Services Corp., the tenant under the Sublease who occupies all of the improvements located at 5775 Roscoe Court, San Diego, California, addressed to Lessor showing no defaults by landlord or tenant thereunder or defenses to the payment of rent and otherwise setting forth such details concerning the status of West Capital Financial Services Corp.'s occupancy under the Sublease as of the Document Closing Date as are acceptable to Lessor; (iii) pay-off demands from the lenders holding first priority liens on the Leased Property setting forth the total amount required to pay off the loans secured by such first priority liens in full, including all interest, principal, prepayment penalties, fees, expenses and other amounts of any kind or description due and payable thereunder as of the Document Closing Date, together with per diem amounts for a payoff up to and including August 20, 1998; and (iv) a statement from Lessee of the amount required to reimburse Lessee for the value of the capital stock of Lessee deposited in the escrow established pursuant to the Montpelier Purchase Agreement.

               (p) NO CASUALTY OR CONDEMNATION. No Casualty and no Condemnation shall have occurred. No action shall be pending or threatened by an Authority to initiate a Condemnation.

               (q) LITIGATION. No action or proceeding shall have been instituted or threatened nor shall any Governmental Action be instituted or threatened before any Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Authority, to set aside, restrain, enjoin or prevent the performance of this Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely, in the sole opinion of the Required Participants to have a Material Adverse Effect.

               (r) LEGALITY. In the opinion of each Participant or its counsel, the transactions described in the Operative Documents shall not violate any Applicable Laws and no change shall have occurred or been proposed in Applicable Laws that would make it uneconomic or illegal for any party to any Operative Document to participate in any of the transactions described in the Operative Documents or otherwise would prohibit the consummation of any transaction described in the Operative Documents or expand the duties, obligations and risks of such Participant.

               (s) ARRANGEMENT FEE. Lessee shall have paid to Arranger the Arrangement Fee which may be paid by Lessee out of the Advance.

               (t) FIRPTA AFFIDAVIT. Lessee shall have caused each of the Sellers of the Leased Property to deliver to Certificate Trustee and Agent with respect to the Leased Property either: (i) a FIRPTA Affidavit in customary form executed by each Seller, or (ii) if any Seller is a "foreign person" as defined in Section 1445 of the Code, evidence that a portion of the Purchase

Price to be paid to such Seller has been withheld, if so required, in accordance with the provisions of the Code and Regulations.

               (u) CALIFORNIA FORM 590-RE. Lessee shall have caused each of the Sellers of the Leased Property to deliver to Certificate Trustee and Agent with respect to the Leased Property either: (i) a California Form 590-RE executed by each Seller, or (ii) if any Seller is not a "California resident" or otherwise exempt, evidence that a portion of the Purchase Price to be paid to such Seller has been withheld, as required in accordance with Applicable Laws.

               (v) ACQUISITION DOCUMENTS. The Required Participants shall be reasonably satisfied with: (i) the documents which grant Certificate Trustee the right to acquire, or which designate Certificate Trustee as the party to take title to, the Leased Property on the Advance Date, (ii) the escrow instructions or other arrangement for the repayment of the first priority liens on the Leased Property it being understood that the portion of the Advance to be used for such purpose will be deposited into the escrow on the Advance Date and used by the escrow holder to repay (x) on the Advance Date, the loan secured by a first priority lien on the real property to be purchased and sold under the Transcontinental Acquisition Agreement and (y) on the first Business Day immediately following the Advance Date, the loan secured by a first priority lien on the real property to be purchased and sold under the Montpelier Acquisition Agreement, and (iii) the escrow instructions or other arrangement for the payment to Lessee for the capital stock of Lessee issued to the Seller as part of the consideration to be paid the Seller under the Montpelier Acquisition Agreement.


                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

       SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF LESSEE. As of the date of its execution of this Agreement and the Advance Date, Lessee makes the representations and warranties set forth in this SECTION 4.1 to each of the other parties hereto.

               (a) DUE ORGANIZATION, ETC. It is a corporation duly organized, validly existing and in good standing under the laws of the State of California and each has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as presently conducted, to own or hold under lease its properties, to enter into and perform its obligations under the Operative Documents to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Document Closing Date and the Advance Date in connection with or as described in each such Operative Document to which it is or is to be a party. It is duly qualified as a foreign corporation authorized to do business in every jurisdiction in which a failure to be so qualified in each such other jurisdiction could have a Material Adverse Effect.

               (b) AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by it of each of the Operative Documents to which it is or is to be a party and the performance by it of its obligations under such Operative Documents are within its corporate powers, have been duly authorized by all necessary corporate action (including any necessary stockholder, policyholder or member action) on the part of it and do not and will not: (i) contravene any Applicable Laws currently in effect applicable to or binding on it or the Leased Property; (ii) violate any provision of its charter, bylaws or other governing documents; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or its properties is bound or affected, except where any such breach or default would not reasonably be likely to result in a Material Adverse Effect; (iv) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to the Leased Property or the other Lease Collateral (other than the Liens created pursuant to the Operative Documents) or any other property now owned or hereafter acquired by it or any of its Subsidiaries; or (v) require any Governmental Action by any Authority, except for: (A) the filings and recordings listed on SCHEDULE 4.1A to perfect the rights of Certificate Trustee and Agent on behalf of the Participants intended to be created by the Operative Documents, and (B) those Governmental Actions required with respect to it (which are all described in SCHEDULE 4.1B), each of which have been duly effected and are, or on the Advance Date will be, in full force and effect; and it is not in default under or in violation of its charter, bylaws or other governing documents.

               (c) ENFORCEABILITY, ETC. This Agreement constitutes the legal, valid and binding agreement of it, and each Operative Document to which it is a party, if and when executed and delivered in accordance with this Agreement, will constitute its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and by general equitable principles.

               (d) LITIGATION. There is no action, suit, proceeding or investigation pending against or (to its Actual Knowledge) threatened which questions the validity of the Operative Documents to which it is a party or any action taken or to be taken pursuant to the Operative Documents to which it is a party, and there is no action, proceeding or investigation pending or (to its Actual Knowledge) threatened which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

               (e) TAXES. Lessee and its Subsidiaries have filed or caused to be filed all United States Federal and all other material tax returns that are required to be filed by it, and it has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by it to the extent that such taxes have become due and payable except to the extent that taxes due, but unpaid, are being contested in good faith by it by appropriate action or proceeding and, to the extent (if any) that such taxes are not due and payable, it has established or caused to be established reserves that are adequate for the payment thereof in accordance with GAAP.

               (f) RIGHTS IN RESPECT OF THE LEASED PROPERTY. The Acquisition Documents are in full force and effect and permit Lessee to assign to Lessor the right to acquire the Leased Property as described in this Participation Agreement. Except for the Acquisition Documents, Lessee is not a party to any other contract or agreement to sell, transfer or encumber any interest in the Lease Collateral or any part thereof other than pursuant to this Agreement and the Lease. Lessor will assume no obligations under the Acquisition Agreements.

               (g) NO LEASE DEFAULT, LOSS, ETC. No Lease Default, Lease Event of Default, Condemnation or Casualty has occurred and is continuing; there is no action pending or, to the best of its knowledge, threatened by an Authority to initiate a Condemnation. No condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute an event of default by it under any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other material agreement or instrument to which it is a party or by which it or any of its properties or the Leased Property is bound, which is reasonably likely to result in a Material Adverse Effect.

               (h) SUBJECTION TO GOVERNMENT REGULATION. Neither Certificate Trustee, Agent nor any Participant will become: (i) solely by reason of entering into the Operative Documents or consummation of the transactions contemplated thereby (other than Lessor upon the exercise by Lessor of remedies under the Lease) subject to ongoing regulation of its operations by an Authority; or (ii) except for banking regulations and for regulation the applicability of which depends upon the existence of facts in addition to the ownership of, or the holding of any interest in, the Leased Property or any interest therein upon the exercise of remedies under the Lease, subject to ongoing regulation of its operations by any Authority.

               (i) CHIEF EXECUTIVE OFFICE OF LESSEE. Its principal place of business and chief executive office, as such terms are used in Section 9-103(3) of the UCC, is located at 9404 Chesapeake Drive, San Diego, California, 92123.

               (j) INVESTMENT COMPANY ACT. It is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               (k) PRIVATE OFFERING. The issuance, sale and delivery of the Certificates, the Notes and the interests in the Operative Documents under the circumstances contemplated hereby do not require the registration or qualification of such Certificates, Notes or interests under the Securities Act, any state securities laws, or the Trust Indenture Act of 1939.

               (l) PUBLIC UTILITY HOLDING COMPANY. It is not subject to regulation as a "holding company," an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt.

               (m) LICENSES, REGISTRATIONS AND PERMITS. All material licenses, approvals, authorizations, consents, permits (including building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication, required for the use and occupancy of the Leased Property and for the operation thereof have either been obtained from the appropriate Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable.

               (n) NATURE, CONDITION AND USE OF THE LEASED PROPERTY. Lessee's principal purpose for the Leased Property is to conduct the administrative, marketing, research, and development and manufacturing activities of Lessee and its Subsidiaries. The Leased Property, and any present use and presently anticipated future use thereof by Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants comply with all Applicable Laws (including zoning and land use laws and Environmental Laws) and insurance requirements, except for such instances of non-compliance that could not have, individually or in the aggregate, a Material Adverse Effect. No notices, complaints or orders of violation or non-compliance or liability have been issued or, to the best of Lessee's knowledge, threatened by any Person with respect to the Leased Property or the present or intended future use thereof, except for such violations and instances of non-compliance as could not have, individually or in the aggregate, a Material Adverse Effect, and Lessee is not aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders.

               (o) TITLE TO LEASED PROPERTY; SECURITY. On the Advance Date, except for the filings and recordings listed in SCHEDULE 4.1A (which filings or recordings shall have been duly made on the Advance Date, or shall have been arranged to be made promptly thereafter (including the payment of any fees or taxes relating to any of the foregoing) in a manner satisfactory to each Participant), no other filings or recordings are necessary to validly and effectively convey to Certificate Trustee good and marketable title to the Leased Property, and Agent has a valid and enforceable first priority Lien for the benefit of the Participants on the Leased Property and the other Lease Collateral free and clear of all other Liens, other than Permitted Liens. Neither it nor its Affiliates has taken or caused to be taken any action which would have an adverse effect on Certificate Trustee's title to the Leased Property as described in the Operative Documents and, in the case of the Leased Property, from that indicated in the Owner's Policy to be delivered pursuant to SECTION 3.1(l). Neither Lessee nor any of its Affiliates has created, consented to, incurred or suffered to exist any Lien upon the Leased Property other than Permitted Liens.

               (p) INSURANCE. It carries insurance with reputable insurers in respect of its material assets, in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.

               (q) FLOOD HAZARD AREAS. Except as otherwise identified on the applicable survey delivered pursuant to SECTION 3.1(k), no portion of the Leased Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Authority. If the Leased Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Authority, then, to the extent required by Applicable Law, flood insurance has been obtained for the Leased Property in accordance with the National Flood Insurance Act of 1968, as amended.

               (r) FEDERAL RESERVE REGULATIONS. Neither it nor its Affiliates will, directly or indirectly, use any of the proceeds from the Funding made by the Participants with respect to the issuance of the Certificates and the Notes or the Advance for the purpose of purchasing or carrying any "margin stock" or "margin security" within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System or to extend credit to others for such purpose or for any purpose which violates or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

               (s) DISCLOSURE. All information in any exhibit, report, certificate or written statement heretofore furnished by it and any of its Affiliates (including any Person authorized or employed by any such Person as agent or otherwise) to the Participants for purposes of or in connection with the negotiation and preparation of the Operative Documents and the transactions contemplated thereby, when taken as a whole with all other written disclosures to such parties, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing representation and warranty shall be deemed limited to Lessee's Actual Knowledge to the extent it relates to information prepared by an independent third party and which is not the subject of any other representation and warranty made by Lessor in this Agreement.

               (t) APPRAISAL DATA. Taken as a whole, the information provided or to be provided by it and its Affiliates to the Appraiser and forming the basis for the conclusions set forth in each Appraisal was or when provided will be true and correct in all material respects and did not or when provided will not omit any information known to it regarding the title, physical condition, or use of the Leased Property which it or any of its Affiliates knew or should reasonably have known was necessary to make the information provided not materially misleading; PROVIDED, HOWEVER, that the foregoing representation and warranty shall be deemed limited to Lessee's Actual Knowledge to the extent it relates to information prepared by an independent third party and which is not the subject of any other representation and warranty made by Lessor in this Agreement.

               (u) SOLVENCY. The consummation by it of the transactions described in the Operative Documents does and will not render it insolvent, nor was it made in contemplation of its insolvency; the value of its assets and properties at fair valuation and at their then present fair salable value is and, immediately following the Advance, will be greater than its total liabilities, including contingent liabilities and liabilities incurred pursuant to the Operative Documents, as they become due; and the property remaining in its hands was not and, immediately following the Advance, will not be an unreasonably small amount of capital.

               (v) ENVIRONMENTAL MATTERS. Lessee has reasonably concluded that the liabilities and costs associated with the effect of Environmental Laws on its business, operations and properties and its Subsidiaries (including any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses) could not reasonably be expected to have a Material Adverse Effect.

               (w) TITLE TO PROPERTIES. Lessee and its Consolidated Subsidiaries have good and marketable title to all of their material assets reflected on the balance sheets referred to in CLAUSE (y) of this SECTION 4.1, except for such assets as have been disposed of in the ordinary course of business. Lessee has such trademarks, trademark rights, trade names, trade name rights, franchises, copyrights, patents, patent rights and licenses as to allow it to conduct its business as now operated, without known conflict with the rights of others, except to the extent that such conflicts would not have a Material Adverse Effect.

               (x)     ERISA.

           (A) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, except if no Material Adverse Effect could reasonably be expected to result therefrom. No member of the ERISA Group has: (i) sought a waiver of the minimum funding standards under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section
       4007 of ERISA, except if no Material Adverse Effect could reasonably be expected to result therefrom.

           (B) The execution and delivery of the Operative Documents, including the issuance and sale of the Certificates and Notes and the consummation of the transactions contemplated hereby and thereby under the Operative Documents, will not involve any prohibited transactions, within the meaning of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

               (y)     FINANCIAL INFORMATION.

           (A) The consolidated balance sheet of Lessee and its Consolidated Subsidiaries as of January 31, 1998, and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Ernst & Young, a copy of which has been delivered to each of the Participants, fairly present, in conformity with GAAP, the consolidated financial position of Lessee and its Consolidated Subsidiaries as of such date and cash flows for such fiscal year.

           (B) The unaudited consolidated balance sheet of Lessee and its Consolidated Subsidiaries as of May 1, 1998, and the related unaudited consolidated statements of operations and cash flows for the portion of Lessee's fiscal year ended at the end of such quarter, a copy of which has been delivered to each of the Participants, fairly present, in conformity with GAAP, the consolidated financial position of Lessee and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal quarter.

           (C) Since May 1, 1998, no change or changes, effect or effects, or condition or conditions (financial or otherwise) have occurred that individually or in the aggregate are or could have a Material Adverse Effect.

               (z) YEAR 2000. Lessee has developed and is presently implementing a comprehensive, detailed program to address on a timely basis the "Year 2000 Problem" (that is, the risk that computer applications used by Lessee and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and reasonably anticipates that it will successfully resolve the Year 2000 Problem on a timely basis for all material computer applications used by it.

       SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF EACH PARTICIPANT. As of the date of its execution of this Agreement, each Participant represents and warrants severally and only as to itself to each of the other parties hereto as follows:

               (a) DUE ORGANIZATION, ETC. It is duly organized and validly existing under the laws of the jurisdiction of its organization and has full corporate power and authority to enter into and perform its obligations as either a Lender or a Certificate Purchaser (as the case may be) under each Operative Document to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Advance Date in connection with or as described in each such Operative Document to which it is or is to be a party.

               (b) LESSOR LIENS. The Leased Property is free and clear of all Lessor Liens attributable to it and no act or omission by it has occurred which would cause a Lessor Lien attributable to it.

               (c) ERISA. It is purchasing its interest in the Certificate(s) and the Notes with assets that are either: (i) not assets of any Plan (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code; or (ii) assets of any Plan (or its related trust) which is subject to Title I of ERISA or Section 4975 of the Code, but there is available an exemption from the prohibited transaction rules under Section 406(a) of ERISA and Section 4975 of the Code and such exemption is immediately applicable to each transaction described in the Operative Documents to the extent that any other party to such transaction is a "party in interest" as defined in Section 3(14) of ERISA with respect to such plan assets.

               (d) INVESTMENT IN NOTES AND CERTIFICATES. It is acquiring its interest in the Note(s) and/or Certificate(s) and the Operative Documents for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of its interest in the Notes and/or Certificates and the Operative Documents, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder and any applicable state securities laws. Each Participant is aware that the Notes and Certificates and its interests in the Operative Documents have not been registered under the Securities Act or qualified or registered under any state or other jurisdiction's securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any Note or Certificate or any interest in the Operative Documents or the Leased Property, the Trust Estate, the Lease Collateral, the Mortgaged Property or the Lease to the registration requirements of Section 5 of the Securities Act. No representation or warranty contained in this SECTION 4.2(d) shall include or cover any action or inaction of Lessee or any Affiliate thereof whether or not purportedly on behalf of any Participant, Agent, Certificate Trustee or any of their Affiliates. Notwithstanding the foregoing, but subject to the provisions of Article V of the Trust Agreement and of ARTICLE VI, it is understood among the parties that the disposition of each Participant's property shall be at all times within its control. Each Participant and its respective agents and representatives have such knowledge and experience in financial and business matters as to enable them to utilize the information made available to them in connection with the transactions contemplated hereby, to evaluate the merits and risk of an investment in Notes and/or Certificates and the Operative Documents and to make an informed decision with respect thereto and such an evaluation and informed decision have been made.

       Each Participant understands and agrees that the Certificates and Notes will bear a legend that shall read substantially as follows:

               "THIS [CERTIFICATE] [NOTE] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT OR LAWS."

       SECTION 4.3 REPRESENTATIONS AND WARRANTIES OF CERTIFICATE TRUSTEE. As of the date of its execution of this Agreement and as of the Advance Date, Certificate Trustee, in its individual capacity, represents and warrants to each of the other parties hereto as follows:

               (a) CORPORATE TRUST OFFICE. The Corporate Trust Office and principal place of business and the place where the documents, accounts and records relating to the Overall Transaction are kept is located at 120 South San Pedro Street, Los Angeles, California 90012.

               (b) DUE ORGANIZATION, ETC. Certificate Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full power and authority to execute, deliver and perform its obligations: (i) in its individual capacity under the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement, and (ii) acting as Certificate Trustee under the Trust Agreement, under this Agreement and each other Operative Document to which it is or will be a party as Certificate Trustee.

               (c) DUE AUTHORIZATION; ENFORCEABILITY, ETC. This Agreement and the Trust Agreement have been or will be duly authorized, executed and delivered by or on behalf of Certificate Trustee, in its individual capacity, and are, or upon execution and delivery will be, legal, valid and binding obligations of Certificate Trustee, in its individual capacity enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

               (d) NO CONFLICT. The execution and delivery by: (a) Certificate Trustee, in its individual capacity, of the Trust Agreement and this Agreement, and (b) Certificate Trustee, of each other Operative Document to which it is or will be a party, in its capacity as Certificate Trustee, are not and will not be, and the performance by Certificate Trustee, and to the extent it is to be a party thereto in its individual capacity, in its individual capacity, of its obligations under each are not and will not be inconsistent with the articles of association or by-laws of Certificate Trustee, do not and will not contravene any Applicable Laws of the United States of America or the State of California relating to the banking or trust powers of Certificate Trustee, and to the extent it is to be a party thereto in its individual capacity, in its individual capacity, and, to the best knowledge of Certificate Trustee, and to the extent it is to be a party thereto in its individual capacity, in its individual capacity, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other agreement or instrument to which Certificate Trustee, and to the extent it is to be a party thereto in its individual capacity, in its individual capacity, is a party or by which Certificate Trustee, and to the extent it is to be a party thereto in its individual capacity, in its individual capacity, or its properties may be bound or affected.

               (e) NO APPROVALS, ETC. Neither the execution and delivery by Certificate Trustee, and to the extent it is to be a party thereto in its individual capacity, in its individual capacity, under the Trust Agreement or (assuming the due authorization, execution and delivery of the Trust Agreement by each Certificate Purchaser) as Certificate Trustee under the Participation Agreement, as the case may be, of any of the Operative Documents to which Certificate Trustee is a party requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Authority or other United States of America or California body governing its banking practices.

               (f) LITIGATION. There is no action, proceeding or investigation pending or, to its knowledge, threatened against Certificate Trustee, and to the extent it is to be a party thereto in its individual capacity, in its individual capacity, which questions the validity of the Operative Documents, and there is no action, proceeding or investigation served and pending or threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of Certificate Trustee, and to the extent it is to be a party thereto in its individual capacity, in its individual capacity, to perform its obligations (in either capacity) under the Operative Documents to which Certificate Trustee, and to the extent it is to be a party thereto in its individual capacity, in its individual capacity, is a party.

               (g) LESSOR LIENS. The Leased Property is free and clear of all Lessor Liens attributable to Certificate Trustee (in its individual capacity) and no act or omission by Certificate Trustee has occurred which would cause a Lessor Lien.

               (h) SECURITIES ACT. Neither Certificate Trustee (in its individual capacity or as a Certificate Trustee) nor anyone authorized to act on Certificate Trustee's behalf has, directly or indirectly, in violation of
Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Certificates, the Notes, the Leased Property, the Lease, or any of the other Operative Documents or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases.

               (i) TAXES. There are no taxes payable by Certificate Trustee imposed by the State of California or any political subdivision thereof or by the United States of America in connection with the execution and delivery by Certificate Trustee of this Participation Agreement, the other Operative Documents to be delivered on the Document Closing Date solely because Certificate Trustee is a national banking association with its principal place of business in the State of California and performs certain of its duties as Certificate Trustee in the State of California and there are no taxes payable by Certificate Trustee imposed by the State of California or any political subdivision thereof or by the United States of America in connection with the acquisition of its interest in the Trust Estate, and its execution, delivery and performance of the Trust Agreement and any other Operative Document (other than franchise or other taxes based on or services rendered in connection with the transactions contemplated hereby), solely because Certificate Trustee is a national banking association with its principal place of business in the State of California and performs certain of its duties as Certificate Trustee in the State of California.

       SECTION 4.4 REPRESENTATIONS AND WARRANTIES OF AGENT. Agent, in its individual capacity, hereby represents and warrants to the Participants as set forth in this SECTION 4.4.

               (a) ORGANIZATION AND AUTHORITY. Agent is a national banking association duly organized and validly existing in good standing under the laws of the United States and has the power and authority to enter into and perform its obligations under the Operative Documents.

               (b) AUTHORIZATION; BINDING EFFECT. The Operative Documents to which Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by Agent, and this Participation Agreement is, and such other Operative Documents are, or, when so executed and delivered by Agent will be, valid, legal and binding agreements of Agent, enforceable against Agent in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

               (c) NON-CONTRAVENTION. Neither the execution and delivery by Agent of the Operative Documents to which it is or will be a party, either in its individual capacity, as Agent, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) the articles of association or by-laws of Agent; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which Agent, either in its individual capacity, as Agent, or both, is now a party or by which it or its property, either in its individual capacity, as Agent, or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity, as Agent, or both; or (iii) any of the terms, conditions or provisions of any Applicable Laws of the United States of America or California relating to its banking or trust powers or any order, injunction or decree of any Authority applicable to it in its individual capacity, as Agent, or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Document to which it is or will be a party.

               (d) ABSENCE OF LITIGATION, ETC. There is no litigation (including derivative actions), arbitration or governmental proceedings pending or, to the best knowledge of Agent, threatened against it which would be reasonably likely to adversely affect Agent's ability to perform its obligations under the Operative Documents to which it is party.

               (e) CONSENTS, ETC. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority of the United States of America or California governing its banking practices, is or will be required in connection with the execution and delivery by Agent of the Operative Documents to which it is party or the performance by Agent of its obligations under such Operative Documents.


                                     ARTICLE V
                                COVENANTS OF LESSEE

       SECTION 5.1 FURTHER ASSURANCES. Lessee, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Certificate Trustee, Agent or any Participant reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement, the other Operative Documents and the Overall Transaction. In connection with any deliveries made to Certificate Trustee or Agent, Lessee shall, at Lessee's sole cost and expense, provide sufficient copies of such delivered item such that copies are available to distribute to each Participant. Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings, mortgages, deeds of trust and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by Agent, any Participant or Certificate Trustee in order to establish, preserve, protect and perfect the title and Lien of Certificate Trustee and/or Agent in the Leased Property and the other Lease Collateral and such parties' rights under this Agreement and the other Operative Documents.

       SECTION 5.2 LIENS. Lessee will not create, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, or lien (other than for taxes not delinquent and for taxes and other items being contested in good faith) on property of any kind, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except for minor encumbrances and easements on real property which do not affect its market value, and except for existing liens on Lessee's personal property and future purchase money security interests encumbering only the personal property purchased. Notwithstanding the foregoing, Lessee shall not incur or suffer to exist any Lien on the Leased Property or other Lease Collateral other than Permitted Liens.

       SECTION 5.3 CHANGE OF NAME OR ADDRESS. Lessee shall provide Agent and Certificate Trustee thirty (30) days' prior written notice of any change in name, identity or the address of its chief executive office and principal place of business or the office where it keeps its records concerning its accounts and the Leased Property.

       SECTION 5.4 COMPLIANCE WITH LAW. Lessee shall comply and shall cause each of the Subsidiaries to comply with all Applicable Laws in respect to the conduct of its business, the ownership of its properties or which otherwise affect the Leased Property, except: (i) where such noncompliance is not reasonably likely to result in a Material Adverse Effect, or (ii) where compliance is being contested by Lessee pursuant to a Permitted Contest.

       SECTION 5.5 INVESTIGATION AND LITIGATION. Lessee shall deliver a written notice to Agent and Certificate Trustee promptly upon Lessee's receiving notice or Actual Knowledge of (x) the intent by an Authority to take an action which would constitute a Condemnation, investigate the Leased Property for a material violation of any Applicable Laws on or at the Leased Property, including any Environmental Law, under which liability may be imposed upon Certificate Trustee, Agent, any Participant or Lessee, or investigate the Leased Property (other than routine fire, life-safety and similar inspections) for any violation of Applicable Laws under which criminal liability may be imposed upon Certificate Trustee, Agent, any Participant, or Lessee, or (y) the commencement of, or any adverse development with respect to, any litigation, action, proceeding or labor controversy affecting or which could have a Material Adverse Effect or result in a Significant Condemnation.

       SECTION 5.6 INFORMATION. Lessee will deliver to Agent on behalf of Lessor and each of the Participants:

               (a) Within forty-five (45) days after the close of each fiscal quarter, except for the final quarter of each fiscal year, Lessee's unaudited balance sheets as of the close of such fiscal quarter, and unaudited income and expense statements with supportive schedules and statements of retained earnings for such fiscal quarter, in each case prepared in accordance with GAAP and accompanied by a consolidating schedule;

               (b) Within ninety (90) days after the close of each fiscal year, a copy of Lessee's consolidated state of financial condition including at least its balance sheet as of the close of such fiscal year, and its outcome and expense statement and retained earnings statement for such fiscal year, examined and prepared on an audited basis by independent certified public accountants selected by Lessee and reasonably satisfactory to Agent in accordance with GAAP, accompanied by an unaudited consolidating schedule;

               (c) As soon as available, copies of such financial statements and reports as Lessee may file with any state or federal agency, including its 10-K and 10-Q reports;

               (d) Such other financial statements and information as Agent may reasonably request from time to time;

               (e) In connection with each financial statement provided hereunder, a statement executed by the president or chief financial officer of Lessee certifying that no Lease Default or Lease Event of Default has occurred;

               (f) In connection with each fiscal year-end statement required hereunder, any management letter of Lessee's certified public accountants;

               (g) Within forty-five (45) days after each fiscal quarter, a certification of compliance with all covenants under the Operative Documents, executed by Lessee's chief financial officer or other duly authorized officer of Lessee, in form acceptable to Agent;

               (h) Prompt written notice to Agent of any Lease Default or Lease Event of Default or any default or event of default under any other agreement, contract, document or instrument entered or to be entered into with any financial institution (including the Credit Agreement), any litigation in excess of One Million Dollars ($1,000,000) which, if decided adversely to Lessee, would have a Material Adverse Effect, and any other matter which has resulted in, or is likely to result in, a material adverse change in Lessee's financial condition or operations; and

               (i) Prior written notice to Agent of any changes in Lessee's officers and other senior management.

               (j) Lessee will furnish to Agent, as soon as possible and in any event within fifteen (15) days after Lessee knows or has reason to know that any event or condition with respect to any defined benefit pension plans of Lessee described in SECTION 4.1(x) has occurred, a statement by the president or chief financial officer of Lessee describing such event or condition and the action, if any, which Lessee proposes to take with respect thereto.

       SECTION 5.7 QUICK RATIO. Lessee shall maintain at all times a ratio of cash, accounts receivable and marketable securities to current liabilities of not less than 1.5:1.0, as such terms are defined by GAAP.

       SECTION 5.8 TANGIBLE NET WORTH. Lessee will at all times maintain a Tangible Net Worth of not less than the sum of (a) One Hundred Fifty-Five Million Dollars ($155,000,000), (b) fifty percent (50%) of Lessee's net profit after taxes for each fiscal year of Lessee ending after January 31, 1998, and on or before the date of computation, and (c) one hundred percent (100%) of the net proceeds of any equity securities issued by Lessee on or after July 1, 1998.

       SECTION 5.9 LIQUIDITY. Lessee will at all times maintain a ratio of Liquid Assets to the unsecured portion of the Lease Balance of not less than 1.5:1.0.

       SECTION 5.10 FIXED CHARGE COVERAGE RATIO. Lessee will maintain a ratio of EBITDA, plus Rent and all operating and capital lease payments for real property, to Fixed Charges of not less than 2:1. Compliance with this SECTION
5.10 shall be measured as of the end of each of Lessee's fiscal quarters, for the immediately preceding twelve (12) month period then ending.

       SECTION 5.11 FUNDED DEBT TO EBITDA. Lessee will maintain at all times a ratio of Funded Debt to EBITDA of not more than 1.5:1.0.

       SECTION 5.12 SUPPLEMENTAL ENVIRONMENTAL INFORMATION. Promptly upon receipt thereof, Lessee shall deliver to Agent copies of all updates, if any, to the Environmental Audit.

       SECTION 5.13 LEASE DEFAULTS, ETC. As soon as practicable, but in any event within three (3) Business Days after Lessee becomes aware of the existence of any Lease Default, Lease Event of Default, Event of Loss, Condemnation, Casualty or any development that would result in a Material Adverse Effect (other than developments that affect the economy of the United States generally or the insurance industry generally), Lessee shall notify Certificate Trustee, Agent and each Participant by telephone or facsimile of such event and the anticipated effect thereof, and within two (2) Business Days thereafter, Lessee shall furnish to Certificate Trustee, Agent and each Participant an Officer's Certificate of Lessee signed by a Responsible Officer of Lessee which such certificate shall describe such Lease Default, Lease Event of Default, Event of Loss, Condemnation, Casualty or development in reasonable detail, with a statement of Lessee's action with respect thereto taken or proposed to be taken.

       SECTION 5.14 SECURITIES. Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of the Notes or Certificates, the Leased Property or the Operative Documents, or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases to the registration requirements of Section 5 of the Securities Act, any state securities laws, or the Trust Indenture Act of 1939. Lessee makes no covenant with respect to any actions of Certificate Trustee, Agent or any Participant.

       SECTION 5.15 RATES. With respect to each determination of Interest and Yield pursuant to this Agreement, the Loan Agreement, the Trust Agreement and Basic Rent under the Lease, Lessee agrees to be bound by Sections 2.5 and 2.6 of the Loan Agreement, Sections 2.4 and 2.5 of the Trust Agreement, and SECTIONS
2.10 and 2.11 and the applicable definitions in APPENDIX 1.

       SECTION 5.16 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Lessee will continue to engage in business in the same industry or industries as the industry or industries which the business now conducted by Lessee is in, and will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

       SECTION 5.17 INSPECTION OF PROPERTY, BOOKS AND RECORDS. Lessee will keep, and will cause each Subsidiary to keep, proper books or records and accounts in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Participant at such Participant's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times during normal business hours and as often as may reasonably be desired; provided so long as no Lease Event of Default has occurred, each such Participant shall not exercise the right of inspection granted pursuant to this Section more than once in any consecutive twelve month period.

       SECTION 5.18 BORROWINGS. Lessee will not sell, discount or otherwise transfer any account receivable or any note, draft or other evidence of indebtedness, except to UBOC or a financial institution at face value for deposit or collection purposes only and without any fee other than fees normally charged by the financial institution for deposit or collection services. Lessee will not borrow any money, become contingently liable to borrow money, nor enter any agreement to directly or indirectly obtain borrowed money, except pursuant to agreements made with UBOC.

       SECTION 5.19 LOANS, ADVANCES AND GUARANTIES. Lessee will not, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit except up to an aggregate maximum of $10,000,000 of loans or extensions of credit may be made by Lessee to its Affiliates or Subsidiaries for property, plant and equipment.

       SECTION 5.20 INVESTMENTS. Lessee will not purchase the debt or equity of another person or entity except for savings accounts and certificates of deposit of UBOC, direct U.S. Government obligations and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided all such permitted investments shall mature within one year of purchase.

       SECTION 5.21 CHANGES/MERGERS. Lessee will not: change its name; liquidate or dissolve; enter into any consolidation, merger, partnership, joint venture or other combination; redeem, purchase, retire or otherwise acquire any shares of any class of capital stock of Lessee in excess of Ten Million Dollars ($10,000,000); prepay any subordinated debt, debt for borrowed money, or debt secured by any permitted Lien, or enter into or modify any agreement as a result of which the terms of payment of any such debt are waived or modified.

       SECTION 5.22 TRANSACTIONS WITH RELATED PERSONS. Lessee will not directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an "arms length" dealing.

       SECTION 5.23 LOSSES. Lessee will not incur a cumulative net loss, after provision for income taxes, for an amount in excess of Five Hundred Thousand Dollars ($500,000) for any two or more consecutive fiscal quarters, nor incur a net loss for any fiscal year.

                                     ARTICLE VI
                           OTHER COVENANTS AND AGREEMENTS

       SECTION 6.1 COOPERATION WITH LESSEE. Certificate Trustee, Agent and each Participant shall, to the extent reasonably requested by Lessee (but without assuming additional liability or obligation on account thereof), at Lessee's expense, cooperate to allow Lessee to: (a) perform its covenants contained in ARTICLE V including at any time and from time to time, upon the reasonable request of Lessee, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as Lessee may reasonably request in order to property perform such covenants, and (b) fulfill Lessee's requirements as lessee of the Leased Property, including to file any statement with respect to any tax abatements or other requirements. Each Participant hereby expressly authorizes the Certificate Trustee to execute and deliver the waiver forms and releases as may be requested by Lessee pursuant to the last sentence of Article III of the Lease.

       SECTION 6.2 RESTRICTIONS ON AND EFFECT OF TRANSFER. No Participant shall assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any Note or Certificate without the prior written consent of Agent (who may condition its approval upon the satisfaction of any or all of the conditions of subsections (a) through (g) below), and, so long as no Lease Event of Default exists, Lessee, except that without the prior written consent of Agent or Lessee, (w) any Participant may pledge or encumber its interest in all or any portion of a Note or a Certificate to another Person; PROVIDED, that no transfer upon a foreclosure pursuant to such a pledge or encumbrance may occur unless the other provisions of this Section are complied with, (x) any Participant may transfer all or any portion of its interest to a member of its Consolidated Group, (y) any Participant may transfer all or any portion of its interest to any other existing Participant or to a Prequalified Transferee upon compliance with SUBSECTIONS (a), (b), (c), (d), and (e) below, and (z) any Participant may transfer its interest upon compliance with SUBSECTIONS (a) through (e) below; and PROVIDED, FURTHER, that the restrictions set forth in this SECTION 6.2 shall not apply to a Participation, with respect to which SECTION 6.3 shall apply:

               (a) REQUIRED NOTICE AND EFFECTIVE DATE. Upon a transfer pursuant to which this SECTION 6.2(a) applies, the Participant desiring to effect a transfer of all or any portion of its interest shall give written notice of such proposed transfer to Lessee, Agent and each other Participant at least ten (10) days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage or interest to be retained by such Participant, if any, and the date on which such transfer is proposed to become effective. Any expenses incurred by the transferee in connection with the transfer of a Participant's interest shall be borne by such transferee or the relevant Participant, as they may determine, but shall not be considered costs and expenses which Lessee is obligated to pay or reimburse under SECTION 9.9, except in the case of a transfer made pursuant to SECTION 9.9(c)(v).

               (b) ASSUMPTION OF OBLIGATIONS. Any transferee with respect to a transfer to which this SECTION 6.2(b) applies shall have executed and delivered to Certificate Trustee and Agent the investor's letter (the "INVESTOR'S LETTER") substantially in the form of EXHIBIT K with appropriate insertions, and from and after such date the obligations of the transferring Participant under the Operative Documents shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Documents to which its transferor was a party, shall be deemed the pertinent "Participant" for all purposes of the Operative Documents and shall be deemed to have made that portion of the payments pursuant to this Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Documents to the pertinent "Participant" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, Certificate Trustee shall deliver to Agent, each "Participant" and Lessee an amended SCHEDULE I-A and SCHEDULE I-B to the Participation Agreement, revised to reflect the relevant information for such new Participant and the commitment of such new Participant (and the revised Commitment of the transferor Participant if it shall not have transferred its entire interest).

               (c) EMPLOYEE BENEFIT PLANS. No Participant may make any such assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any employee benefit plan (or its related trust), as defined in Section 3(3) of ERISA, or with the assets of any such plan (or its related trust), as defined in Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA), with respect to which Lessee or such Participant or any of their Affiliates is a party in interest within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

               (d) REPRESENTATIONS AND WARRANTIES. Notwithstanding anything to the contrary set forth above, no Participant may assign, convey or transfer its interest to any Person unless such Person shall have delivered to Certificate Trustee and Lessee a certificate (with a copy to Agent) confirming the accuracy of the representations and warranties set forth in SECTION 4.2 of the Participation Agreement with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Documents).

               (e) FINANCIAL CONDITION OF TRANSFEREE. No transfer by a Participant shall be effective against the other parties to this Agreement unless the transferee represents in writing to Agent that it is: (A) a bank or other financial institution with a combined capital, surplus and undivided profits (or its equivalent) of at least $50,000,000, OR (B) any subsidiary of such a bank, financial institution or corporation, PROVIDED that such bank, financial institution or corporation furnishes a guaranty with respect to the transferee's obligations as a Participant.

               (f) TRANSFEREE INDEMNITIES. Each transferee shall be entitled to the benefits of ARTICLE VII with respect to its Notes or Certificates or participation in the Notes or Certificates outstanding from time to time.

               (g) FUTURE PARTICIPANTS. Each Participant by its acceptance of its Note and/or Certificate, shall be deemed to be bound by and, upon compliance with the applicable requirements of SECTION 6.3, will be entitled to all of the benefits of the provisions of this Agreement.

       SECTION 6.3 PARTICIPATIONS. Each Participant may sell, transfer or assign a participation in all or a portion of the interests represented by its Notes and Certificates or any right to payment thereunder (a "PARTICIPATION") to any Person (a "PARTICIPATION HOLDER"). Upon any such sale by a Participant of a Participation to a Participation Holder, such obligations under this Participation Agreement and under the other Operative Documents shall remain unchanged, such Participant shall remain solely responsible for the performance thereof, such Participant shall remain the holder of its Note and Certificate for all purposes under this Participation Agreement and under the other Operative Documents, and Certificate Trustee and Agent shall continue to deal solely and directly with such Participant in connection with such Participation Holder's rights and obligations under this Trust Agreement and under the other Operative Documents. In connection with any Participation, the Participant shall obtain from such Participation Holder, if such Participation Holder is not an Affiliate, a certificate containing the following representations and warranties from such Participation Holder:

               (a) The Participation Holder satisfies one of the criteria for a transferee in ITEMS (A), (B) or (C) of SECTION 6.2(e). It is acquiring the Participation for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof and if in the future it should decide to dispose of its interest in the Participation, it understands that it may do so only in compliance with the Securities Act and the rules and the regulations of the SEC thereunder and any applicable state securities laws, if applicable. It is aware that the Participation has not been registered under the Securities Act or qualified or registered under any state or other jurisdiction's securities laws.

               (b) The Participant understands and agrees that any documentation providing for the Participation will contain a paragraph that shall read substantially as follows:

       THIS PARTICIPATION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT OR LAWS.

       SECTION 6.4  COVENANTS OF CERTIFICATE TRUSTEE, AGENT AND THE
PARTICIPANTS.

               (a) DISCHARGE OF LIENS. Each of the Participants covenants as to itself, and not jointly with any other Participant, that it will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this SECTION 6.4(a). Certificate Trustee, in its individual capacity or in its trust capacity, will not create or permit to exist at any time, and will promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this SECTION 6.4(a). Agent, in its individual capacity, will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it and will cause restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of its failure to comply with its obligations under this SECTION 6.4(a). Notwithstanding the foregoing, none of the Participants, Certificate Trustee, in its individual capacity or in its trust capacity, or Agent shall be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any meaningful danger of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any part of the Leased Property, the Lease or the Trust Estate or title thereto or any interest therein or the payment of Rent;

PROVIDED, HOWEVER, that each Participant, Agent, and Certificate Trustee, in its individual capacity or in its trust capacity, shall discharge any such Lessor Lien attributable to it, whether or not subject to contest as provided above, upon the purchase of the Leased Property, by Lessee pursuant to the Lease or a sale pursuant to the Sale Option.

               (b) TRUST AGREEMENT. Without prejudice to any right under the Trust Agreement of Certificate Trustee to resign, or the Certificate Purchasers' right under the Trust Agreement to remove Certificate Trustee, each of the Certificate Purchasers and Certificate Trustee hereby agrees with Lessee:
(i) except as permitted by the Trust Agreement, not to terminate or revoke the trust created by the Trust Agreement prior to the Lease Expiration Date, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement prior to the Lease Expiration Date in such a manner as to materially and adversely affect the rights of any such party, (iii) except as otherwise expressly authorized under the Operative Documents, not to withdraw from the Trust Estate any funds other than amounts payable to it by Certificate Trustee as distributions of Basic Rent and Supplemental Rent without the prior written consent of each such party and (iv) to comply with all of the terms of the Trust Agreement applicable to it the nonperformance of which would adversely affect such party.

               (c) SUCCESSOR CERTIFICATE TRUSTEE. Certificate Trustee or any successor may resign or be removed by the Certificate Purchasers as Certificate Trustee, a successor Certificate Trustee may be appointed, and a corporation may become Certificate Trustee under the Trust Agreement, only in accordance with the provisions of ARTICLE IV of the Trust Agreement.

               (d) INDEBTEDNESS; OTHER BUSINESS. Certificate Trustee on behalf of the Trust shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under and in accordance with the Operative Documents and, for the benefit of Lessee, agrees to be bound by Section 1.2(b) of the Trust Agreement.

               (e) CHANGE OF PRINCIPAL PLACE OF BUSINESS. Certificate Trustee shall give prompt notice to the Participants and Lessee, if Certificate Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Leased Property or the Overall Transaction are kept, shall cease to be located at its address in Los Angeles, California set forth on SCHEDULE II or if it shall change its name or identity.

               (f) DEPRECIATION. Prior to the Lease Expiration Date, neither Certificate Trustee nor any Participant shall claim any federal or state tax attributes or benefits (including depreciation) relating to the Leased Property unless required to do so by an appropriate taxing authority or after a clearly applicable change in Applicable Laws or as a protective response to a proposed adjustment by an Authority; PROVIDED, HOWEVER, that if an appropriate taxing authority shall require Certificate Trustee or any Participant to claim any such federal or state tax attributes or benefits, such Person shall promptly notify Lessee thereof and shall permit Lessee to contest such requirement in a manner similar to the contest rights provided in, and subject to any applicable limitation to a context contained in, SECTION 7.2(b).

               (g) ADDITIONAL COVENANTS. Other than distributions specifically permitted by the Loan Agreement and Trust Agreement, Certificate Trustee shall not make any distributions.

       SECTION 6.5. ENFORCEMENT OF REMEDIES. Notwithstanding any provision in any Operative Document to the contrary, no Participant shall exercise, or attempt to exercise any cause of action or remedy against Lessee, Certificate Trustee, UBOC, in its individual capacity, or any Affiliate of any thereof (including any right of setoff, banker's lien, or the like), against any deposit account or property of the Lessee or any of its Affiliates held or maintained by such Participant without the prior written consent of the Agent at the written direction of the Required Participants.


                                    ARTICLE VII
                                  INDEMNIFICATION

       SECTION 7.1. GENERAL INDEMNIFICATION. Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Document Closing Date, the Advance Date or after the Lease Expiration Date, in any way relating to or arising out of: (a) any of the Operative Documents or any of the transactions contemplated thereby or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof; or (b) the Leased Property or any part thereof or interest therein; or (c) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer or title, redelivery, use financing, refinancing, operation, condition, sale (including any sale or other transfer pursuant to Articles XIV, XX or XXI of the Lease), return or other disposition of all or any part of any interest in the Leased Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including: (i) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (ii) loss of or damage to the environment (including investigation costs, cleanup costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, and all other damages, costs, fees and expenses, fines and penalties, including natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under any Environmental Laws, (iii) latent or other defects, whether or not discoverable, (iv) any Claims resulting from the existence or Release of any Hazardous Materials at or from the Leased Property, and (v) any Claim for patent, trademark or copyright infringement; (d) the offer, issuance, sale, transfer or delivery of the Notes or Certificates; (e) the breach or alleged breach by Lessee of any representation or warranty made by it or deemed made by it in any Operative Document; (f) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code, (g) any repayment or refinancing of the Loans, (h) any Claim of Sellers or any third party arising with any obligation undertaken by Lessor under the Acquiition Documents, including (i) any claim by the Seller under the Montpelier Acquisition Agreement that the tax treatment such Seller desired was not available or was adversely affected by any action or failure to act of Lessor, Agent or any Participant, or (ii) any claim related in any way to the capital stock of Lessee issued to such Seller under the

Montpelier Acquisition Agreement, including, without limitation, the issuance, sale or conveyance of such capital stock, or (i) any other agreement entered into or assumed by Lessee in connection with the Leased Property (including, in connection with each of the matters described in this SECTION 7.1 to which this indemnity shall apply, matters based on or arising from the negligence of any Indemnitee); PROVIDED, HOWEVER, Lessee shall not be required to indemnify under this SECTION 7.1 for (1) as to an Indemnitee, any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (or, with respect to Certificate Trustee or Agent only, the negligent mishandling of funds) (it being understood that no Indemnitee shall be deemed to be negligent, grossly negligent or to have acted with wilful misconduct, and the parties acknowledge that this indemnity shall apply fully, in connection with any Claim of Sellers for a breach or liability of the Acquisition Documents if Certificate Trustee fails to purchase the Leased Property upon the failure of any condition set forth in
ARTICLE III), (2) any Claims in respect of Taxes (such Claims to be subject to SECTION 7.2), other than a payment necessary to make payments under this
SECTION 7.1 on an after-tax basis; PROVIDED, that the exclusion set forth in this CLAUSE (2) does not apply to any taxes or penalties included in Claims against which the Indemnitee is provided an indemnification under CLAUSE (f) of this SECTION 7.1, (3) as to any Indemnitee, any Claim resulting from Lessor Liens which such Indemnitee is responsible for discharging under the Operative Documents, (4) as to any Indemnitee, any Claim to the extent resulting from any written misrepresentation, breach of written warranty or breach of written covenant by such Indemnitee, and (5) as to any Indemnitee, any Claim against such Indemnitee by another Indemnitee if such Claim is not related or connected in any way with any action, inaction, breach or omission of or caused by Lessee or its Affiliates or any Claim by or against Lessee or its Affiliates or for which Lessee is otherwise liable under the Operative Documents.

       SECTION 7.2.  GENERAL TAX INDEMNITY.

               (a) TAX INDEMNITY. Lessee shall pay on an after-tax basis, and on written demand shall indemnify and hold each Indemnitee harmless from and against, any and all Taxes, howsoever imposed, on or with respect to any Indemnitee, the Leased Property or any portion thereof, any Operative Document or Lessee or any sublessee or user of the Leased Property, by the United States or by any state or local government or other taxing authority in the United States, or by any taxing authority outside the United States, in connection with or in any way relating to: (i) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, purchase, repurchase, sale, return or other application or disposition of all or any part of the Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to the Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Certificates or any other Operative Documents, the property or the income or other proceeds with respect to the property held in the Trust Estate, (iv) the Leased Property or any part thereof or any interest therein, (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions described in the Operative Documents or the enforcement thereof; PROVIDED, HOWEVER, that the indemnification obligation of this first sentence of SECTION 7.2(a) shall not apply to (1) Taxes which are based upon or measured by the Indemnitee's net income (except (x) that Lessee shall pay or reimburse, and indemnify and hold harmless, any Indemnitee which is not incorporated under the laws of the United States, or a state thereof, and which has complied with SECTION 7.3, from any deduction or withholding of any United States Federal income tax, and (y) to the extent necessary that payments under this SECTION 7.2 are made to an Indemnitee on a grossed-up basis within the meaning of SECTION 7.6, and (z) Lessee shall pay or reimburse and indemnify and hold Indemnitee harmless against taxes imposed by a state taxing jurisdiction solely as a result of: (A) the operating, registration, location, presence or use of the Leased Property or any part thereof in such jurisdiction, or (B) the place of incorporation, principal office, corporate domicile or the activities of Lessee in such jurisdiction),
(2) Taxes characterized under local law as franchise, net worth, or shareholder's capital (excluding, however, any value-added, sales, use, rental, license, property or similar Taxes); (3) Taxes based upon the voluntary transfer, assignment or disposition by Lessor or any Participant of any interest in the Leased Property (other than a transfer pursuant to the exercise of remedies under the Operative Documents, transfers pursuant to the exercise of the Sale Option or Purchase Option, a transfer to Lessee or otherwise pursuant to the Lease); and (4) Taxes imposed on an Indemnitee to the extent that such Taxes would not have been imposed on such Indemnitee but for the willful misconduct or gross negligence of such Indemnitee. Lessee shall pay or reimburse and indemnify and hold harmless any Indemnitee for any Taxes or any increase in Taxes imposed on such Indemnitee net of any decrease in Taxes realized by such Indemnitee, to the extent that such tax increase or decrease would not have occurred if on the Advance Date the Participant had advanced funds to Lessee in the form of a loan to Lessee secured by the Leased Property in an amount equal to the Advance funded on such date, with the interest component of debt service for such loan equal to the Basic Rent payable on each scheduled Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of the Certificate Amounts and Loans at the end of the term of the Lease.

               (b) CONTESTS. Lessee shall pay on or before the time or times prescribed by law any Taxes (except any Taxes excluded by the proviso to SECTION 7.2(a)). If any claim or claims is or are made against any Indemnitee solely for any Tax which is subject to indemnification as provided in
SECTION 7.2(a), Indemnitee shall as soon as practicable, but in no event more than 30 days after receipt of formal written notice of the Tax or proposed Tax, notify Lessee and if, in the reasonable opinion of Lessee and (in the case of any Tax which may reasonably be expected to exceed $50,000 in the aggregate) tax counsel acceptable to the Indemnitee, there exists a reasonable basis to contest such Tax which satisfies the requirements of ABA Formal Opinion 85-352 (and if the PROVISOS of the definition of "Permitted Contest" continue to be satisfied and so long as no Lease Event of Default exists), Lessee at its expense may, to the extent permitted by applicable law, contest such Tax, in the appropriate administrative and legal forums; PROVIDED, that in all other circumstances, upon notice from Lessee to such Indemnitee that there exists a reasonable basis to contest any such Tax which satisfies the requirements of ABA Formal Opinion 85-352 (as supported by an opinion of tax counsel to Lessee reasonably acceptable to the Indemnitee), the Indemnitee, at Lessee's expense, shall contest any such Tax (so long as the PROVISOS of the definition of "Permitted Contest" continue to be satisfied and so long as no Lease Event of Default exists). Lessee shall pay all expenses incurred by the Indemnitee in contesting any such Tax (including all reasonable attorneys' and accountants' fees, including the reasonable allocated costs of internal counsel), upon demand by the Indemnitee. Lessee shall have the right to participate in the conduct of any proceedings controlled by the Indemnitee to the extent that such participation by such Person does not interfere with the Indemnitee's control of such contest and Lessee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitee shall have the right to participate in the conduct of any proceedings controlled by Lessee and the Indemnitee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitees agree that a contested claim for which Lessee would be required to make a reimbursement payment hereunder will not be settled or compromised without Lessee's prior written consent (which consent shall neither be unreasonably delayed nor withheld), unless the PROVISOS of the definition of "Permitted Contest" would not continue to be satisfied. Indemnitee shall endeavor to settle or compromise any such contested claim in accordance with written instructions received from Lessee; PROVIDED, that (x) Lessee on or before the date the Indemnitee executes a settlement or compromise pays the contested Tax to the extent agreed upon or makes an indemnification payment to the Indemnitee in an amount acceptable to the Indemnitee; and (y) the settlement or compromise does not, in the reasonable opinion of the Indemnitee materially adversely affect the right of Lessor or such Indemnitee to receive Rent or the Lease Balance or any other payment pursuant to the Operative Documents, or involve a material risk of sale, forfeiture or loss of the Leased Property or any interest therein or any matter described in the PROVISOS to the definition of "Permitted Contest". The failure of an Indemnitee to contest timely a claim against such Indemnitee for any Tax which is subject to indemnification under SECTION 7.2(a) and for which such Indemnitee has an obligation to Lessee to contest under this SECTION 7.2(b) in the manner required by Applicable Laws where Lessee has timely requested that such Indemnitee contest such claim shall relieve Lessee of its obligations to such Indemnitee under SECTION 7.2(a) with respect to such claim only to the extent such failure results in the loss of an effective contest. If Applicable Laws require the payment of a contested Tax as a condition to, or regardless of, its being contested, and Lessee chooses to contest such Tax or to direct the Indemnitee to contest such Tax in accordance with this Section, then Lessee shall provide the Indemnitee with the funds to pay such Tax, such provision of funds to be deemed a non-interest bearing loan by Lessee to the Indemnitee to be repaid by any recovery of such Tax from such contest and any remaining unpaid amount not recovered to offset Lessee's obligation to indemnify the Indemnitee for such Tax. Lessee shall indemnify the Indemnitee on a grossed-up basis in accordance with SECTION 7.6 for and against any adverse consequences of any such interest-free loan. If the Indemnitee receives a refund (or like adjustment) in respect of any Tax for which the Indemnitee has been reimbursed by Lessee, the Indemnitee shall promptly remit the amount of such refund (or like adjustment) to Lessee, net of all costs and expenses incurred by such Indemnitee; PROVIDED, HOWEVER, that the Indemnitee shall not be required to remit any amount pursuant to this sentence in excess of the amounts previously paid by Lessee to, or on behalf of, such Indemnitee with respect to such Tax pursuant to this ARTICLE VII.

               (c) PAYMENTS. Any Tax indemnifiable under SECTION 7.2(a) shall be paid by Lessee directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to SECTION 7.2(a) shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to SECTION 7.2(a) directly to the Indemnitee entitled thereto or Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Indemnitee with respect to a Tax that Lessee is required to pay, Lessee shall furnish to such Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnitee.

               (d) REPORTS. If any report, return or statement is required to be filed with respect to any Taxes that are subject to indemnification under SECTION 7.2(a), Lessee shall, if Lessee is permitted by Applicable Laws, timely prepare and file such report, return or statement; PROVIDED, HOWEVER, that if Lessee is not permitted by Applicable Laws to file any such report, return or statement, Lessee will promptly so notify the appropriate Indemnitee, in which case the Indemnitee, at Lessee's expense, may file any such report after preparation thereof by Lessee.

       SECTION 7.3. WITHHOLDING TAX EXEMPTION. At least five (5) Business Days prior to the first date on which any payment is due under any Note or Certificate for the account of any Participant not organized or incorporated under the laws of the United States or a state thereof, such Participant agrees that it will have delivered to each of Lessee, Certificate Trustee and Agent, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Participant is entitled to receive payments of interest or Yield, as applicable under the Operative Documents without deduction or withholding of any United States Federal income taxes. Each Participant which so delivers a Form 1001 or 4224 further undertakes to deliver to each of Lessee, Certificate Trustee, and Agent, two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Lessee, Certificate Trustee and Agent, in each case certifying that such Participant is entitled to receive payments of interest or Yield, as applicable, under the Operative Documents without deduction or withholding of any United States Federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Participant from duly completing and delivering any such form with respect to it and such Participant advises Lessee, Agent and Certificate Trustee that it is not capable of receiving payments without any withholding of United States Federal income tax.

       SECTION 7.4. INCREASED COSTS. If any change in, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Authority ("CHANGE IN LAW") imposes, modifies, affects or deems applicable any reserve, special deposit, capital adequacy or other requirement required or expected to be maintained by any Participant directly or by its parent company or by its principal bank Affiliate (including any reserve requirements specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities" as defined in Regulation D of such Board of Governors), or shall impose on any Participant or its principal bank Affiliate (or the LIBOR Office of either) or on the London interbank market any other condition or any tax, duty or other charge with respect to or otherwise affecting the maintenance of its Loan principal or Certificate Amounts on a LIBO Rate basis, and such Participant determines (in its sole and absolute discretion) that the rate of return on its, its parent's or its principal bank Affiliate's capital as a consequence of the Funding made by such Participant hereunder to pay its share of the Advance is reduced to a level below that which such Participant, principal bank Affiliate or parent could have achieved but for the occurrence of any such circumstances, then, in any such case, upon written notification from time to time by such Participant to Certificate Trustee and Lessee, Lessee shall, within fifteen (15) days following receipt of the statement referred to in the next sentence, pay to Certificate Trustee, as Supplemental Rent, additional amounts sufficient to compensate such Participant or its parent for such reduction in rate of return (on an after-tax basis), which amounts shall thereupon be paid directly by Certificate Trustee to such Participant. A statement of a Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee, provided that such calculations are made in good faith. In determining such amount, each Participant shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable. Each Participant will notify Lessee, as soon as practicable after it has Actual Knowledge thereof, of any event occurring after the date hereof that would entitle such Participant to compensation pursuant to this SECTION 7.4; PROVIDED, HOWEVER that so long as the foregoing notice is provided to Lessee within ninety (90) days after such Participant has obtained Actual Knowledge thereof, any failure to provide earlier notice shall not affect such Participant's rights to such compensation and shall not relieve Lessee of its obligations hereunder; and provided, further, that in all events such Participant shall be entitled to whatever compensation it is otherwise entitled to hereunder from the date it provides notice of any event entitling such Participant to compensation pursuant to this SECTION 7.4.

       Each Participant shall use reasonable efforts (including reasonable efforts to change its LIBOR Office) to avoid or minimize any amounts which might otherwise be payable pursuant to this SECTION 7.4; PROVIDED, HOWEVER, that such efforts shall not be deemed by such Participant, in its good faith determination, to be disadvantageous to it. If such efforts are insufficient to avoid or minimize such amounts that might be payable pursuant to this
SECTION 7.4, then such Participant (the "AFFECTED PARTICIPANT") shall use its reasonable efforts to transfer to any other Participant (which itself is not then an Affected Participant) its Notes and Certificates in compliance with the restrictions on transfer in this Agreement; PROVIDED, HOWEVER, that such transfer shall not be deemed by such Affected Participant, in its good faith determination, to be disadvantageous to it (other than the economic disadvantage of ceasing to be a Participant). If the Affected Participant is unable so to transfer its rights and obligations, Lessee may designate an alternate financial institution to purchase the Affected Participant's Notes and Certificates and, subject to the provisions of SECTIONS 7.5 and 6.3, the Affected Participant shall transfer its rights and obligations to such alternate financial institution and such alternate financial institution shall become a Participant hereunder; PROVIDED that the reasonable costs of such transfer to either another Participant or an alternate financial institution shall be borne by Lessee.

       SECTION 7.5.  FUNDING LOSSES.  Lessee shall pay to Certificate
Trustee, as Supplemental Rent, such amounts as may be necessary to reimburse any Participant for any loss or reasonable expense (including any administration costs) incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Participant to make, continue or maintain any portion of its investment in any Note or Certificate on a LIBO Rate basis) as a result of:
(i) the failure of the Advance Date to occur on the date specified therefor in the Advance Request, or (ii) any payment of all or any portion of the Lease Balance for any reason on a date other than a Payment Date, including by reason of acceleration (the amount of such loss or expense is called the "BREAK FUNDING AMOUNT"). Any Participant shall promptly notify Certificate Trustee and Agent in writing of the amount of any claim under this SECTION 7.5, the reason or reasons therefor and the additional amount required fully to compensate such Participant for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee, provided such calculations are made in good faith.

       SECTION 7.6. GROSS UP. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Tax which Lessee is required to pay or reimburse under any other provision of this
ARTICLE VII (each such payment or reimbursement under this ARTICLE VII, an "original payment") and which original payment constitutes income to such Indemnitee when accrued or received, then Lessee shall pay to such Indemnitee on demand the amount of such original payment on a grossed-up basis such that, after subtracting all Taxes imposed on such Indemnitee with respect to such grossed-up payment by Lessee (including any Taxes otherwise excluded by SECTION 7.2(b) and assuming for this purpose that such Indemnitee was subject to taxation at the highest Federal and applicable, state and local marginal rates applicable to widely held for-profit corporations for the year in which such income is taxable and at an assumed state and local income tax rate of 12.8%) such amount (i.e., the grossed-up payment minus the taxes thereon) shall be equal to the original payment to be received or reimbursed (net of any credits, deductions or other tax benefits then actually recognized that arise from the payment by such Indemnitee of any amount, including taxes, for which the payment to be received is made).

       SECTION 7.7.  LIBO RATE ILLEGAL, UNAVAILABLE OR IMPRACTICABLE.

               (a)     If at any time:

          (i) any Participant shall determine in good faith (which determination shall, upon notice thereof to Lessee, be conclusive and binding on Lessee) that:

               (A) a Change in Law makes it unlawful, or the central bank or other Authority asserts that it is unlawful, for such Participant or its principal bank Affiliate to make, continue or maintain any amount of such Participant's investment in the Notes or Certificates on a LIBO Rate basis, or

               (B) deposits in Dollars (in the applicable amounts) are not being offered to such Participant or its principal bank Affiliate in the relevant market for the applicable Payment Period, or that, by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, OR

          (ii) Agent determines in good faith (which determination shall, upon notice thereof to Lessee, be conclusive and binding upon Lessee) that the LIBO Rate, as determined by Agent, will not adequately and fairly reflect the cost to any Participant or its principal bank Affiliate of maintaining or funding its investments for the applicable Payment Period, or that the making or funding of such Participant's investment hereunder on a LIBO Rate basis has become impracticable as a result of an event occurring after the date of this Lease which in the opinion of such Participant materially changes such investment, or

          (iii) A Loan Event of Default shall have occurred and be continuing, then the obligations of such Participant to make, continue or maintain any such investment shall, upon such determination, forthwith be suspended until such Participant shall notify Lessee that such circumstances no longer exist, and all Basic Rent (or interest and Yield) allocable to such Participant shall automatically be determined on an Alternate Base Rate basis beginning on the next immediately succeeding Payment Date with respect thereto or sooner, if required by such law, assertion or determination.

               (b) During such time as the Alternate Base Rate determined by reference to the Reference Rate applies to any of the Notes or Certificates, interest in respect of such Notes and Yield in respect of such Certificates shall be calculated on the basis of a 365 (or 366, as applicable) day year and the actual days elapsed. During such time as the Alternate Base Rate determined by reference to the Federal Funds Effective Rate applies to any of the Notes or Certificates, interest in respect of such Notes and Yield in respect of such Certificates shall be calculated on the basis of a 360-day year, the actual days elapsed and the Applicable Margin.

       SECTION 7.8. LEASED PROPERTY INDEMNITY. In the event that (a) Lessee elects the Sale Option; and (b) after paying to Certificate Trustee, for the benefit of the Participants, any amounts due under Article XXI of the Lease, the Lease Balance shall not have been reduced to zero, then Lessee shall promptly pay over to Lessor on the Lease Expiration Date the shortfall unless Lessee delivers a report from an Appraiser using appraisal methods satisfactory to the Required Participants, which establishes that the reasons for the actual Fair Market Value of the Leased Property as of the Lease Expiration Date being less than the Fair Market Value anticipated for such date in the Appraisal delivered pursuant to SECTION 3.1(h) was not due to any of the following events, circumstances or conditions, whether or not permitted under the Lease (i) the failure to maintain and use the Leased Property or any portion thereof as required by the Lease and the other Operative Documents, and to keep the Leased Property or any portion thereof in at least as good a condition as it was in on the Advance Date, ordinary wear and tear excepted; (ii) the carrying out of or the failure to undertake any modifications, improvements or alterations whether or not permitted pursuant to the Operative Documents; (iii) the existence of any environmental condition at or affecting the Leased Property whether or not such condition existed on the Advance Date; (iv) any defect, exception, easement, restriction or other encumbrance on or title to for the Leased Property or any portion thereof whether or not created or existing on the Advance Date;
(v) the dependence of the Leased Property on any improvement or facility not fully located on the Leased Property; (vi) the existence of any sublease of the Leased Property or any portion thereof, whether or not permitted under the Operative Documents; or (vii) any other cause or condition within the power of Lessee to control or affect other than ordinary wear and tear.

       SECTION 7.9. ENVIRONMENTAL INDEMNITY. Without limitation of the other provisions of this ARTICLE VII, Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all Claims (including third party claims for personal injury or real or personal property damage), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including reasonable and documented attorneys' and/or paralegals' fees and expenses), including all costs incurred in connection with any investigation or monitoring of Leased Property conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of

               (a) the presence on, under or around the Leased Property or any portion thereof of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from, onto or around the Leased Property or any portion thereof,

               (b) any activity, including construction, carried on or undertaken on or off the Leased Property or any portion thereof, and whether by Lessee or any of its Affiliates or any predecessor in title or any employees, agents, sublessees, contractors or subcontractors of Lessee, any of its Affiliates or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on, under or around or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Leased Property or any portion thereof,

               (c) loss of or damage to any property or the environment arising from or in any way related to the Leased Property or Lessee or any of its Affiliates (including clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case arising from or in any way related to the Leased Property, Lessee, any of its Affiliates or the Overall Transaction or any portion thereof,

               (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Authority to record a Lien against the Leased Property or any portion thereof, or

               (e) any residual contamination on or under any of the Leased Property, or affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, in each case arising from or in any way related to the Leased Property, Lessee, any of its Affiliates, or the Overall Transaction or any portion thereof, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;
PROVIDED, HOWEVER, that Lessee shall not be required to indemnify any Indemnitee under this SECTION 7.9 for any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee.

                                    ARTICLE VIII
                                       AGENT

       SECTION 8.1. APPOINTMENT OF AGENT; POWERS AND AUTHORIZATION TO TAKE CERTAIN ACTIONS.

               (a) Each Participant irrevocably appoints and authorizes Agent, to act as its agent hereunder, with such powers as are specifically delegated to Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Participant authorizes and directs Agent to, and Agent agrees for the benefit of the Participant, that, on the Document Closing Date and each Advance Date it will accept the documents described in
ARTICLE III. Agent accepts the agency hereby created applicable to it and agrees to receive all payments and proceeds pursuant to the Operative Documents and disburse such payments or proceeds in accordance with the Operative Documents. Agent shall have no duties or responsibilities except those expressly set forth in the Loan Agreement and this Participation Agreement. Agent shall not be responsible to any Participant (or to any other Person): (i) for any recitals, statements, representations or warranties of any party contained in the Loan Agreement, this Participation Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, the Operative Documents, other than the representations and warranties made by Agent in SECTION 4.4, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Mortgaged Property or the title thereto (subject to Agent's obligations under SECTION 4.4) or of the Loan Agreement or any other document referred to or provided for therein or
(iii) for any failure by any Lessee, Lessor or any other third party (other than Agent) to perform any of its obligations under any Operative Document. Agent may employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or misconduct of any of them selected by it with reasonable care. Except as provided for at SECTION 8.1(c) below, neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or in connection herewith.

               (b) Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with the Leased Property, any Mortgaged Property or any lease, or to otherwise take or refrain from taking any action under, or in connection with, this Participation Agreement or any related document to which Agent is a party, except as expressly provided by the terms hereof, and no implied duties of any kind shall be read into any Operative Document against Agent. The permissive right of Agent to take actions enumerated in this Participation Agreement or any other Operative Document shall never be construed as a duty, unless Agent is instructed or directed to exercise, perform or enforce one or more rights by the Required Participants (provided that Agent has received indemnification reasonably satisfactory to it). Subject to SECTION 8.1(c) below, no provision of the Operative Documents shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations under the Operative Documents, or in the exercise of any of its rights or powers thereunder. It is understood and agreed that the duties of Agent are ministerial in nature.

               (c) Except as specifically provided herein, Agent is acting hereunder solely as agent and, except as specifically provided herein, is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Agent's gross negligence or willful misconduct, or its negligence in the handling of funds or any breach of a representation or covenant made in its individual capacity.

               (d) Agent may accept deposits from, lend money to and otherwise deal with Lessee or any of its Affiliates with the same rights as it would have if it were not the named Agent hereunder.

       SECTION 8.2. RELIANCE. Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with due care (including any expert selected by Agent to aid Agent in any calculations required in connection with its duties under the Operative Documents).

       SECTION 8.3  ACTION UPON INSTRUCTIONS GENERALLY.  Subject to SECTIONS
8.4 and 8.6, upon written instructions of the Required Participants, Agent shall, on behalf of the Participants, give such notice or direction, exercise such right, remedy or power hereunder or in respect of the Leased Property, and give such consent or enter into such amendment to any document to which it is a party as Agent as may be specified in such instructions. Agent shall deliver to each Participant and to the Certificate Trustee a copy of each notice, report and certificate received by Agent pursuant to the Operative Documents. Agent shall have no obligation to investigate or determine whether there has been a Lease Event of Default or a Lease Default. Agent shall not be deemed to have notice or knowledge of a Lease Event of Default or Lease Default unless a Responsible Officer of Agent is notified in writing of such Lease Event of Default or Lease Default; PROVIDED that Agent shall be deemed to have been notified in writing of any failure of Lessee to pay Rent in the amounts and at the times set forth in Article IV of the Lease. If Agent receives notice of a Lease Event of Default, Agent shall give prompt notice thereof, at Lessee's expense, to each Participant. Subject to SECTIONS 8.4, 8.6 and 9.5, Agent shall take action or refrain from taking action with respect to such Lease Event of Default as directed by the Required Participants or, in the case of a Payment Default, as directed by any Participant; PROVIDED that, unless and until Agent receives such directions, Agent may refrain from taking any action with respect to such Lease Event of Default or Payment Default. Prior to the date the Lease Balance shall have become due and payable by acceleration pursuant to Section
17.1 of the Lease, the Required Participants may deliver written instructions to Agent to waive, and Agent shall waive pursuant thereto, any Lease Event of Default and its consequences; PROVIDED that in the absence of written instructions from all Participants, Agent shall not waive any: (i) Payment Default or (ii) covenant or provision which, under SECTION 9.5, cannot be modified or amended without the consent of all Participants. As to any matters not expressly provided for by this Participation Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Participants and such instructions of the Required Participants and any action taken or failure to act pursuant thereto shall be binding on each Participant.

       SECTION 8.4 INDEMNIFICATION. Each Participant shall reimburse and hold Agent harmless, ratably in accordance with its Commitment at the time the indemnification is required to be given, (but only to the extent that any such indemnified amounts have not in fact been paid to Agent by, or on behalf of, Lessee in accordance with SECTION 7.1) from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Agent and all other reasonable attorneys' fees and expenses incurred by Agent, in any way relating to or arising in any manner out of: (i) any Operative Document, the enforcement hereof or thereof or the consummation of the transactions contemplated thereby, or (ii) instructions from the Required Participants (including the costs and expenses that Lessee is obligated to and does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by Agent of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of a Lease Event of Default); PROVIDED that no Participant shall be liable for any of the foregoing to the extent they arise from: (a) the gross negligence or willful misconduct of Agent, (b) the inaccuracy of any representation or warranty or breach of any covenant given by Agent in SECTION 4.4 or in the Loan Agreement, (c) in the case of Agent's handling of funds, the failure to act with the same care as Agent uses in handling its own funds, (d) any taxes, fees or other charges payable by Agent based on or measured by any fees, commissions or compensation received by it for acting as Agent in connection with the transactions described in the Operative Documents or (e) any other matter as to which Lessee is not obligated to indemnify Agent hereunder.

       SECTION 8.5 INDEPENDENT CREDIT INVESTIGATION. Each Participant by entering into this Participation Agreement agrees that it has, independently and without reliance on Agent or Arranger or any other Participant and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessee and its own decision to enter into this Participation Agreement and each of the other Operative Documents to which it is a party and that it will, independently and without reliance upon Agent, Arranger or any other Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Participation Agreement and any related documents to which it is a party. Agent shall not be required to keep itself informed as to the performance or observance by Lessee of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of Lessee. Except for notices or statements which Agent is expressly required to give under this Participation Agreement and for notices, reports and other documents and information expressly required to be furnished to Agent alone (and not also to each Participant and the Certificate Trustee, it being understood that Agent shall forward copies of same to each Participant and the Certificate Trustee) hereunder or under any other Operative Document, Agent shall not have any duty or responsibility to provide any Participant with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessee (or any of its Affiliates) that may come into the possession of Agent or any of its Affiliates.

       SECTION 8.6 REFUSAL TO ACT. Except for notices and actions expressly required of Agent hereunder and except for the performance of its covenants in SECTION 4.4, Agent shall in all cases be fully justified in failing or refusing to act unless: (a) it is indemnified to its reasonable satisfaction by the Participants against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such indemnity shall be subject to each of the limitations set forth at SECTION 8.4, including CLAUSES (a) through (d) of
SECTION 8.4, it being understood that no action taken by Agent in accordance with the instructions of the Required Participants shall be deemed to constitute any such matter), and (b) it is reasonably satisfied that such action is not contrary to any Operative Document or to any Applicable Law.

       SECTION 8.7 RESIGNATION OR REMOVAL OF AGENT; APPOINTMENT OF SUCCESSOR. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to each Lessor and Lessee or may be removed at any time by written notice from the Required Participants. Upon any such resignation or removal, the Required Participants at the time of the resignation or removal shall have the right with the consent of Lessee so long as no Lease Event of Default exists (which consent shall not be unreasonably withheld or delayed) to appoint a successor Agent which shall be an Eligible Assignee Agent. If, within 30 calendar days after the retiring Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Agent is not so appointed and does not accept such appointment, then the retiring or removed Agent after consulting with Lessee and the Participants may appoint a successor Agent and transfer to such successor

Agent all rights and obligations of the retiring Agent. Such successor Agent shall be an Eligible Assignee Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from duties and obligations as Agent thereafter arising hereunder and under any related document. If the retiring Agent does not or is not able to appoint a successor, any Participant, and in the case where the retiring Agent is unable to appoint a successor, Agent, shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.

       SECTION 8.8 SEPARATE AGENT. The Required Participants may, and if they fail to do so at any time when they are so required, Agent may, for the purpose of meeting any Federal, state or local legal requirements of any jurisdiction in which the Leased Property or Mortgaged Property may be located, appoint one or more individuals or corporations either to act as co-agent jointly with Agent or to act as separate agent of all or any part of the Mortgaged Property, and vest in such individuals or corporations, in such capacity, such title to such Mortgaged Property or any part thereof, and such rights or duties as Agent may consider necessary or desirable. Agent shall not be required to qualify to do business in any jurisdiction where it is not now so qualified. Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate agent more fully confirming such title, rights or duties to such co-agent or separate agent. Upon the acceptance in writing of such appointment by any such co-agent or separate agent, it, she or he shall be vested with such interest in the Mortgaged Property or any part thereof, and with such rights and duties, not inconsistent with the provisions of the Operative Documents, as shall be specified in the instrument of appointment, jointly with Agent (except insofar as Applicable Laws makes it necessary for any such co-agent or separate agent to act alone), subject to all terms of the Operative Documents. Any co-agent or separate agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Agent its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-agent or separate agent shall die, become incapable of acting, resign or be removed, the interest in the Mortgaged Property and all rights and duties of such co-agent or separate agent shall, so far as permitted by law, vest in and be exercised by Agent, without the appointment of a successor to such co-agent or separate agent.

       SECTION 8.9 TERMINATION OF AGENCY. The agency created hereby shall terminate upon the final disposition by Agent of all Mortgaged Property at any time subject hereto and the final distribution by Agent of all monies or other property or proceeds received pursuant to the Lease in accordance with their terms; PROVIDED, that at such time Lessee shall have complied fully with all the terms hereof.

       SECTION 8.10 COMPENSATION OF AGENCY. Lessee shall pay Agent its reasonable fees, costs and expenses for the performance of Agent's obligations hereunder in connection with any amendments, modifications, or waivers requested by Lessee under any of the Operative Documents.

       SECTION 8.11 LIMITATIONS. It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Operative Documents: (a) this Participation Agreement and the other Operative Documents to which Agent is a party are executed by Agent, not in its individual capacity (except with respect to the representations and covenants of Agent in SECTION 4.4), but solely as Agent under the Operative Documents in the exercise of the power and authority conferred and vested in it as such Agent; (b) each and all of the undertakings and agreements herein made on the part of Agent are each and every one of them made and intended not as personal undertakings and agreements by Agent, or for the purpose or with the intention of binding Agent personally, but are made and intended for the purpose of binding only the Mortgaged Property unless expressly provided otherwise; (c) actions to be taken by Agent pursuant to its obligations under the Operative Documents may, in certain circumstances, be taken by Agent only upon specific authority of the Participants; (d) except as set forth in the proviso below, nothing contained in the Operative Documents shall be construed as creating any liability on Agent, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or agent of, Agent to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and (e) so far as Agent, individually or personally, is concerned, the other parties hereto and any Person claiming by, through or under them shall look solely to the Mortgaged Property and Lessee for the performance of any obligation under any of the instruments referred to herein; PROVIDED, HOWEVER, that nothing in this SECTION 8.11 shall be construed to limit in scope or substance the general corporate liability of Agent in respect of its gross negligence or willful misconduct, negligence in the handling of funds or for those representations, warranties and covenants of Agent in its individual capacity set forth herein or in any of the other agreements contemplated hereby.

                                 ARTICLE IX
                                MISCELLANEOUS

       SECTION 9.1 SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Agreement and any of the Operative Documents, the transfer of the interest in the Leased Property as provided herein or in any other Operative Documents (and shall not be merged into any deed, ground lease or any other conveyance or transfer document), any disposition of any interest of Certificate Trustee in the Leased Property, the purchase and sale of the Notes or Certificates, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

       SECTION 9.2 NO BROKER, ETC. Except for Lessee's dealing with UBOC, as Arranger, each of the parties hereto represents to the others that it has not retained or employed any arranger, broker, finder or financial advisor to act on its behalf in connection with this Agreement, nor has it authorized any arranger, broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which Certificate Trustee, Agent or any Participant might be subjected by virtue of their entering into the transactions described in this Agreement. UBOC's sole compensation for acting hereunder other than as an Arranger is the receipt of the amounts, including reimbursement of expenses, provided for in the Operative Documents, and the Arrangement Fee. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

       SECTION 9.3 NOTICES. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given: (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the third Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, and (ii) in the case of notice by facsimile or bank wire, when receipt is confirmed if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided on SCHEDULE II hereto, or to such other address as any of the parties hereto may designate by written notice.

       SECTION 9.4 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

       SECTION 9.5 AMENDMENTS. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified without the written agreement or consent of Certificate Trustee, Agent, Lessee and the Required Participants; PROVIDED, HOWEVER, that SECTION 3.1(s) and SECTION
9.16 may not be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Arranger; and PROVIDED, FURTHER, that such termination, amendment, supplement, waiver or modification shall require the written agreement or consent of each Participant if such termination, amendment, supplement, waiver or modification would:

       (a) modify any of the provisions of this SECTION 9.5, change the definition of "Required Participants", or modify or waive any provision of any Operative Document requiring action by any of the foregoing, or release any collateral (except as otherwise specifically provided in any Operative Document);

       (b) reduce the amount or change the time of payment of any amount of principal owing or payable under any Note, Certificate or interest or Yield owing or payable on any Note or Certificate, or modify any of the provisions of Article III of the Loan Agreement or Article III of the Trust Agreement;

       (c) modify, amend, waive or supplement any of the provisions of Articles XI, XIII, XVI and XVII of the Lease;

       (d) modify, amend, waive or supplement any of the provisions of the Guarantee;

       (e) reduce, modify, amend or waive any indemnities in favor of any Participant, or increase any of the duties, obligations or liabilities of any Participant;

       (f) reduce the amount or change the time of payment of Rent, the Lease Balance or the Applicable Margin;

       (g)     modify or change the definition of the Sale Recourse Amount;

       (h) modify any provision of any Operative Document that expressly requires the unanimous consent of the Participants;

       (i) consent to modification, amendment or waiver releasing Lessee from its obligations to pay Rent, the Lease Balance, Sale Proceeds, the Applicable Margin or changing the absolute and unconditional character of such obligations; or

       (j) permit the creation of any Lien on the Trust Estate or any part thereof except as described in the Operative Documents, or deprive any Participant of the benefit of the security interest and lien secured by the Mortgaged Property or the Trust Estate.

       SECTION 9.6 HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

       SECTION 9.7 PARTIES IN INTEREST. Except as set forth in SECTION 9.16 and as otherwise expressly provided herein, none of the provisions of this Agreement is intended for the benefit of any Person except the parties hereto, their successors and permitted assigns.

       SECTION 9.8 GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF CALIFORNIA.

       SECTION 9.9  PAYMENT OF TRANSACTION COSTS AND OTHER COSTS.

               (a) TRANSACTION COSTS. Whether or not the transactions described in this Agreement and by the other Operative Documents are consummated, as and when any portion of Transaction Costs becomes due and payable, Lessee shall promptly pay such costs following its receipt of an invoice therefor directly or furnish Agent funds sufficient to, and Agent shall promptly make payment of such portion to the Person or Persons entitled to payment upon presentation to Agent of bills or invoices for the amount of such payment. The Arrangement Fee shall be paid by Lessee to the Arranger on the Advance Date.

               (b) CONTINUING EXPENSES. The continuing fees, expenses and disbursements (including reasonable counsel fees) of Certificate Trustee, as lessor under the Lease and as trustee under the Trust Agreement with respect to the administration of the Trust Estate and Agent under the Operative Documents shall be paid by Lessee as Supplemental Rent.

               (c) AMENDMENTS, SUPPLEMENTS AND APPRAISAL. Without limitation of the foregoing, Lessee agrees to pay to the Participants, Certificate Trustee and Agent all out-of-pocket and internally allocated costs and expenses (including reasonable legal fees and expenses of local counsel, special counsel and allocated costs of internal counsel to Agent and Certificate Trustee and the document counsel for the Participants) incurred by any of them in connection with: (i) the considering, evaluating, investigating, negotiating and entering into or giving or withholding of any amendments or supplements or waivers or consents with respect to any Operative Document; (ii) any Casualty, Condemnation, or termination of the Lease or any other Operative Document; (iii) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Document; (iv) the enforcement of the rights or remedies under the Operative Documents; or (v) any transfer by Certificate Trustee or a Participant of any interest in the Operative Documents during the continuance of a Lease Event of Default.

       SECTION 9.10 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       SECTION 9.11 LIMITED LIABILITY OF CERTIFICATE TRUSTEE. The parties hereto agree that Certificate Trustee, in its individual capacity, shall have no personal liability whatsoever to Lessee, Agent, the Participants or any of their respective successors and assigns for any Claim based on or in respect of this Agreement or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; PROVIDED, HOWEVER, that Certificate Trustee shall be liable in its individual capacity: (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds) and, to each Participant for the breach of its obligations to the Participants in respect of the Trust Agreement and the Trust Estate to the extent provided in the Trust Agreement, (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in its individual capacity in SECTION 4.3 or from the failure of the UBOC to perform the covenants and agreements set forth in ARTICLE VI, (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions described in the Operative Documents, or (d) breach of SECTION
9.17. The parties hereby acknowledge that any provision of the Operative Documents requiring a determination or approval to be made by Certificate Trustee or Lessor may be made by Certificate Trustee based upon a determination of the Required Participants. In no event shall Certificate Trustee, in its individual capacity, be liable for any indirect, special, consequential, incidental or punitive damages.

       SECTION 9.12 LIABILITIES OF THE PARTICIPANTS. No Participant shall have any obligation to any other Participant or to Lessee, Certificate Trustee or Agent with respect to the transactions described in the Operative Documents except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

       SECTION 9.13  SUBMISSION TO JURISDICTION; WAIVERS.

       (a)      Each party hereto irrevocably and unconditionally:

               (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the Southern District of California and of any California state court sitting in San Diego, County, and appellate courts from any thereof;

               (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth on SCHEDULE II or at such other address of which the other parties hereto shall have been notified pursuant to SECTION 9.3; and

               (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

       (b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE OPERATIVE DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

       SECTION 9.14 REPRODUCTION OF DOCUMENTS. This Agreement, all documents constituting an Appendix, Schedule or Exhibit hereto, and all documents relating hereto received by a party hereto, including: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Participants, or Certificate Trustee in connection with the receipt and/or acquisition of the Leased Property; and (c) financial statements, certificates, and other information previously or hereafter furnished to Certificate Trustee, Agent or any Participant may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

       SECTION 9.15 CONSIDERATION FOR CONSENTS TO WAIVERS AND AMENDMENTS. Lessee hereby agrees that it will not, and that it will not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to any Participant in connection with, in exchange for, or as an inducement to, such Participant's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Operative Document unless such consideration or benefit is offered ratably to all Participants.

       SECTION 9.16 ROLE OF UBOC. Each party hereto acknowledges hereby that it is aware of the fact that UBOC has acted as an "arranger" with respect to the transactions described in the Operative Documents and that, as of the Document Closing Date, it or its affiliate will be a Participant.
Each party releases UBOC and its Affiliates from any liability as a result of its acting simultaneously as "arranger" (on the one hand) and as a Participant (on the other hand) and waives any potential conflict of interest arising therefrom. The parties hereto acknowledge and agree that Arranger has not made any representations or warranties concerning, and that they have not relied upon Arranger as to, the tax, accounting or legal characterization or validity of: (i) the Operative Documents or (ii) any aspect of the Overall Transaction. The parties hereto acknowledge and agree that Arranger has no duties, express or implied, under the Operative Documents in its capacity as Arranger. The parties hereto further agree that SECTION 2.8, the second sentence of SECTION 3.1(h), SECTION 3.1(s), SECTION 8.5, SECTION 9.2, the first proviso in the first sentence of SECTION 9.5, SECTION 9.9(a) and this SECTION 9.16 are for the express benefit of Arranger, and Arranger shall be entitled to rely thereon as if it were a party hereto.

       SECTION 9.17 CONFIDENTIALITY. Certificate Trustee, Agent and each Participant each agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all nonpublic information provided to it by or on behalf of Lessee or any Subsidiary in connection with this Agreement or any other Operative Document, and agree not to use any such information for any purpose or in any manner other than pursuant to the terms described in this Agreement; PROVIDED, HOWEVER, that Certificate Trustee, Agent or any Participant may disclose such information: (i) to its directors, employees, affiliates and agents and to its auditors, counsel and other professional advisors (provided that such Persons have been made aware by Certificate Trustee, Agent or such Participant of the nonpublic and confidential nature of such information and of the restrictions herein against such disclosure thereof), (ii) at the demand or request of any bank regulatory authority, or any court or other Authority having or asserting jurisdiction over Certificate Trustee, Agent or such Participant as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any Applicable Laws (provided that notice of any such subpoena or other legal process shall be furnished to Lessee unless such notice is legally prohibited or such Authority requests that such notice not be furnished to Lessee), (iii) in connection with any proceeding to enforce its rights hereunder or other litigation or proceeding related hereto, (iv) to either Certificate Trustee, Agent or any other Participant, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement, (vi) pursuant to and in accordance with the provisions of
SECTION 6.5, and (vii) to any potential transferee or Participation Holder, PROVIDED that, prior to any such disclosure, each Participant shall require any such potential transferee or Participation Holder receiving a disclosure of nonpublic information to agree in writing to be bound by this SECTION 9.17.

                              [SIGNATURES ON NEXT PAGE]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


LESSEE:                              REMEC, INC., as Lessee


                                     By:     /s/ Michael McDonald
                                             ----------------------------------
                                             Name Printed: Michael McDonald
                                             Title: Chief Financial Officer

                                     CERTIFICATE TRUSTEE:  UNION BANK OF
                                     CALIFORNIA, N.A., not in its individual
                                     capacity except as expressly stated
                                     herein, but solely as Certificate Trustee


                                     By:     /s/ Andrew R. Ball
                                             ---------------------------------
                                             Name Printed:  Andrew R. Ball
                                             Title:  Vice President

                                     AGENT: UNION BANK OF CALIFORNIA, N.A.,
                                     not in its individual capacity except as expressly stated herein, but solely as Agent


                                     By:     /s/ Kent McBeth
                                             ---------------------------------
                                             Name Printed:  Kent McBeth
                                             Title:  Vice President

                                     CERTIFICATE PURCHASER: BANKERS
                                     COMMERCIAL CORPORATION, as Certificate
                                     Purchaser


                                     By:     /s/ Lance B. Markowitz
                                             ---------------------------------
                                             Name Printed: Lance B. Markowitz
                                             Title: President

                                     LENDER: UNION BANK OF CALIFORNIA, N.A.,
                                     not in its individual capacity except as expressly stated herein, but solely as Lender

                                     By:     /S/ Kent McBeth
                                             ---------------------------------
                                             Name Printed: Kent McBeth
                                             Title: Vice President

                                     APPENDIX 1
                                         to
                              PARTICIPATION AGREEMENT

                             (REMEC, Inc. Trust 1998-A)


     In the Participation Agreement and each other Operative Document, unless the context otherwise requires:

     (a) any term defined below by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

     (b)  words importing the singular include the plural and vice versa;

     (c)  words importing a gender include any gender;

     (d)  a reference to a part, clause, section, article, exhibit or schedule is a reference to a part, clause, section and article of, and exhibit and schedule to, such Operative Document;

     (e) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws amending, supplementing, supplanting, varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

     (f) a reference to a document includes any amendment or supplement to, or replacement or novation of, that document;

     (g) a reference to a party to a document includes that party's successors and permitted assigns;

     (h) financial concepts and terms not otherwise defined herein shall have the meanings commonly understood for such terms under GAAP; and

     (i) references to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement followed by or referable to an enumeration of specific matters to matters similar to those specifically mentioned.

     Further, each of the parties to the Operative Documents and their counsel have reviewed and revised the Operative Documents, or requested revisions thereto, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in construing and interpreting the Operative Documents.

     "ACQUISITION AGREEMENTS" shall mean:(a) the Agreement for Purchase and Sale and Joint Escrow Instructions dated as of June 12, 1998, amended as of July 17, 1998 and August 14, 1998, by and between Transcontinental Chesapeake Corporation and REMEC, Inc., with respect to the property commonly known as the Chesapeake Ridge Business Park, San Diego, California 92123 (the "TRANSCONTINENTAL ACQUISITION AGREEMENT"), and (b) the Agreement for Purchase and Sale and Joint Escrow Instructions dated as of August 26, 1998, amended as of August 26, 1998, by and between

                                    App. 1-1

Montpelier Pacific, Inc. and REMEC, Inc., with respect to the property commonly known as 9404 Chesapeake Drive, San Diego, California 92123 (the "MONTPELIER ACQUISITION AGREEMENT").

     "ACQUISITION DOCUMENTS" shall mean the Acquisition Agreements and all other documents to be assigned to or executed by Lessor in connection with the consummation of the acquisitions described in the Transcontinental Acquisition Agreement and the Montpelier Acquisition Agreement, respectively, together with any such instruments of assignment.

     "ACTUAL KNOWLEDGE" shall mean, as to any matter with respect to any Person, the actual knowledge of such matter by a Responsible Officer of such Person or, in the case of the Certificate Trustee, by an Authorized Officer of the Certificate Trustee.

     "ADDITIONAL COSTS" shall mean (i) the amounts payable pursuant to Sections 7.4, 7.5 and 7.6 of the Participation Agreement and (ii) any other amounts due and payable by Lessee under any Operative Document or the Trust Agreement other than Basic Rent.

     "ADVANCE" shall mean the advance of funds to pay the Purchase Price and the Transaction Costs by Certificate Trustee pursuant to Article II of the Participation Agreement.

     "ADVANCE DATE" shall mean the actual date on which the Advance occurs.

     "ADVANCE REQUEST" shall have the meaning provided in Section 2.5(a) of the Participation Agreement.

     "AFFECTED PARTICIPANT" shall have the meaning provided in Section 7.4 of the Participation Agreement.

     "AFFILIATE" of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling," "controlled by," and "under common control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise; PROVIDED (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to confer control over such Person upon the pledgee.

     "AGENT" shall mean UBOC.

     "ALTERATIONS" shall have the meaning provided in Section 9.2(a) of the Lease.

     "ALTERNATE BASE RATE" shall mean, for any period, an interest rate per annum equal to the higher of (A) the Federal Funds Effective Rate most recently determined by Agent plus the Applicable Margin and (B) the Reference Rate. If either of the aforesaid rates or equivalent changes from time to time after the Document Closing Date, the Alternate Base Rate shall be automatically increased or decreased, if appropriate and as the case may be, without notice to Lessee or Borrower, as of the effective time of each change.

     "APPLICABLE LAWS" shall mean as of any date all applicable laws, rules, regulations (including Environmental Laws), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment and those pertaining to the construction, use, occupancy or subdivision of the Leased Property) and any restrictive covenant or deed restriction or easement of record affecting the Leased Property.

                                    App. 1-2

     "APPLICABLE MARGIN" means, at any time the Interest Rate is determined by reference to the LIBO Rate or to the Federal Funds Effective Rate, a margin determined from time-to-time during any Payment Period in accordance with the following:

------------------------------------------------------------------------------
               Lessee's                                  Notes
           Funded Debt/EBDITA                    (basis points/annum)
------------------------------------------------------------------------------
            .50 or less : 1                               115
------------------------------------------------------------------------------
            .51 to 1.00 : 1                               125
------------------------------------------------------------------------------
            1.01 to 1.50 : 1                              150
------------------------------------------------------------------------------

Notwithstanding the foregoing, for any day during an Interest Period with respect to the portion of the outstanding principal amount of the Notes which, on such day, are collateralized pursuant to the Pledge Agreement or the Custodial Agreement with Liquid Assets acceptable to Agent, the Applicable Margin for such day shall be 0.75% (75 basis points). For purposes of the foregoing sentence, the "portion of the outstanding principal amount of the Notes" which Lessee has "collateralized with Liquid Assets" for each Lender shall be deemed to equal 95% of such Lender's Commitment Percentage of the Value (as defined in the Custodial Agreement) of Securities Collateral or 100% of the Cash (as defined in the Custodial Agreement) pledged by Lessee pursuant to the Pledge Agreement as of the applicable Payment Date.

     "APPRAISALS" shall have the meaning provided in Section 3.1(h) of the Participation Agreement.

     "APPRAISER" shall mean (i) with respect to the Appraisals to be delivered prior to the Advance, Walter J. Stevens, MAI, of Lipman, Stevens, Marshall & Thene, Inc., and (ii) with respect to any other appraisal, a reputable appraiser selected by Lessor and satisfactory to the Required Participants.

     "APPURTENANT RIGHTS" shall have the meaning provided in the Deed of Trust.

     "ARRANGEMENT FEE" shall mean the fee payable to Arranger pursuant to that certain letter agreement between Arranger and Lessee dated August 25, 1998.

     "ARRANGER" shall mean UBOC.

     "ASSIGNMENT OF LEASE" shall mean that certain Assignment of Lease dated as of August 25, 1998, from Certificate Trustee to Agent.

     "ASSIGNMENT OF SUBLEASES" shall mean that certain Assignment of Sublease dated as of August 25, 1998, from Lessee to Agent.

     "AUTHORITY" shall mean any applicable foreign, Federal, state, county, municipal or other government or governmental, quasi-governmental or regulatory authority, agency, board, body, commission, instrumentality, court or tribunal, or any political subdivision of any thereof, or arbitrator or panel of arbitrators.

     "AUTHORIZED OFFICER" shall mean, as to Certificate Trustee, any officer in the Corporate Trust Department who shall be duly authorized to execute the Operative Documents.

     "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978.

     "BASE TERM" shall mean the initial five-year period of the term of the Lease commencing on the Advance Date and ending on the day preceding the fifth (5th) anniversary of the Advance Date.

                                   App. 1-3

     "BASIC RENT" shall mean for any Payment Date with regard to a Payment Period then ended, an amount equal to the sum of (A) the aggregate amount of interest payable on such Payment Date on the Notes, plus (B) the aggregate amount of Yield payable on such Payment Date on the Certificates.

     "BENEFICIARY" shall have, in respect of either Guarantee, the meaning provided in Section 1 of such Guarantee.

     "BENEFIT ARRANGEMENT" shall mean at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "BENEFITTED LENDER" shall have the meaning provided in Section 7.4 of the Loan Agreement.

     "BOARD OF DIRECTORS" shall mean, with respect to a corporation, either the board of directors or any duly authorized committee of that board of directors which, pursuant to the by-laws of such corporation, has the same authority as that board of directors as to the matter at issue.

     "BORROWER" shall have the meaning provided in the preamble to the Loan Agreement.

     "BORROWER LIABILITIES" shall have the meaning provided in Section 1 to the Guarantee.

     "BREAK FUNDING AMOUNT" shall have the meaning provided in Section 7.5 of the Participation Agreement.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California and solely with respect to the definition of LIBO Rate, London, England are authorized or required by law to close.

     "CASUALTY" shall mean an event of damage or casualty relating to any portion or all of the Improvements.

     "CERTIFICATE" shall have the meaning provided in Section 2.1(a) of the Trust Agreement.

     "CERTIFICATE AMOUNT" shall mean, with respect to any Certificate Purchaser as of any date of determination, the aggregate amount advanced by such Certificate Purchaser for the purchase of Certificates pursuant to
Section 2.3 of the Participation Agreement, net of any distributions (other than distributions of Yield) with respect thereto.

     "CERTIFICATE PURCHASER" shall have the meaning provided in the preamble to the Trust Agreement.

     "CERTIFICATE PURCHASER COLLATERAL" shall mean any collateral granted to the Certificate Purchaser pursuant to the Lease.

     "CERTIFICATE REGISTER" shall have the meaning provided in Section 2.8(a) of the Trust Agreement.

     "CERTIFICATE TRUSTEE" shall mean UBOC, not in its individual capacity but solely as trustee under the Trust Agreement, together with any individual trustee or co-trustee appointed pursuant to the terms of the Trust Agreement.

     "CERTIFICATES" shall mean those certain certificates issued to the Certificate Purchasers pursuant to the Trust Agreement, substantially in the form of Exhibit A thereto, and any and all Certificates issued in replacement or exchange therefor.

                                   App. 1-4

     "CHANGE IN CONTROL" means any of the following: (a) any person or group (within the meaning of Rule 13d-5 of the SEC as in effect on the date hereof) shall acquire ownership directly or indirectly, beneficially or of record, of shares representing in excess of 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Guarantor; or
(b) a majority of the seats (other than vacant seats) on the board of directors of the Guarantor shall at any time become occupied by persons who were neither (i) nominated by the management of the Guarantor, nor (ii) appointed by directors so nominated.

     "CHANGE IN LAW" shall have the meaning provided in Section 7.4 of the Participation Agreement.

     "CLAIMS" shall mean liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, fees, expenses and disbursements (including legal fees and expenses and costs of investigation which, in the case of counsel or investigators retained by an Indemnitee, shall be reasonable) of any kind and nature whatsoever.

     "CODE" shall mean the Internal Revenue Code of 1986.

     "COMMITMENT" shall mean as to any Certificate Purchaser or Lender, its obligation to make Certificate Amounts or Loans available to the Certificate Trustee in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Certificate Purchaser's or Lender's name on
Schedule I-A and Schedule I-B, as amended from time to time, to the Participation Agreement.

     "COMMITMENT PERCENTAGE" shall mean as to any Participant, at a particular time, the percentage of the aggregate Commitments in effect at such time represented by such Participant's Commitment, as such percentage is shown on Schedule I-A or Schedule 1-B, as amended from time to time, to the Participation Agreement.

     "CONDEMNATION" shall mean any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to the Leased Property or any part thereof in, by or on account of any eminent domain proceeding or other action by any Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu of or in anticipation thereof. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use, occupancy or title is taken.

     "CONSOLIDATED GROUP" shall mean, as to any Participant, all those other Persons (whether now existing or hereafter acquired), the financial statements of which shall be (or should have been) consolidated with the financial statements of such Participant in accordance with GAAP.

     "CONSOLIDATED SUBSIDIARY" shall mean, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of Lessee in its consolidated financial statements if such statements were prepared as of such date.

     "CONTRACTUAL REQUIREMENTS" shall mean all terms and conditions of any contract affecting the Leased Property to which Lessee is a party (other than the Operative Documents).

     "CORPORATE TRUST DEPARTMENT" shall mean the principal corporate trust office of UBOC, located at 120 South San Pedro Street, 4th Floor, Los Angeles, California 90012, Attn.: Corporate Trust Dept. or at such other office at which the corporate trust business of Certificate Trustee shall be administered which shall have been specified by notice in writing to Lessee and each Participant.

     "CREDIT AGREEMENT" shall mean that certain Second Amended and Restated Loan Agreement dated as of June 25, 1998, among REMEC, Inc. and UBOC.

     "CUSTODIAL AGREEMENT" shall mean a Custodial Agreement among Lessee, Agent, the custodian thereunder, and the Participants in form and substance satisfactory to Agent and the Participants under

                                   App. 1-5
which Lessee pledges Liquid Assets to collateralize the Lease Balance and thereby reduce the Applicable Margin.

     "DEED" shall mean any of the deeds and assignments from Sellers to Certificate Trustee conveying the Leased Property.

     "DEED OF TRUST" shall mean, with respect to the Leased Property, a Deed of Trust, Security Agreement and Fixture Filing Statement executed by Lessor and Lessee, as trustor, to Title Insurance Company, as trustee, in favor of Agent for the ratable benefit of the Participants, as beneficiary, substantially in the form of Exhibit D to the Participation Agreement.

     "DOCUMENT CLOSING DATE" shall mean the earliest date on or prior to September 1, 1998, on which all of the conditions precedent thereto set forth in Appendix 2 hereto have been satisfied or waived by the applicable parties as set forth therein.

     "DOLLARS" or "$" shall mean United States Dollars.

     "EBITDA" shall mean income from operations after deducting all expenses other than interest, taxes, depreciation, and amortization.

     "ELIGIBLE ASSIGNEE AGENT" shall mean (i) a commercial bank organized under the laws of the United States of America, or any state thereof, and having a combined capital and surplus of at least $75,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $75,000,000; PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; or (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Participant, (B) a Subsidiary of a Person of which a Participant is a Subsidiary or (C) a Person of which a Participant is a Subsidiary.

     "EMERGENCY" shall mean a condition or event creating an imminent threat to human health and safety or imminent threat of loss, damage or destruction to the real or personal property of any Person.

     "EMPLOYEE BENEFIT PLAN" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including any multiemployer plan (within the meaning of Section 3(37)(A) of ERISA)), or any "plan" as defined in
Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect at the time of any determination under the Operative Documents. The assets of an Employee Benefit Plan shall be determined using the foregoing criteria, including on the date hereof the Department of Labor plan asset regulation (29 C.F.R. Section 2510.3-101).

     "ENVIRONMENTAL AUDIT" shall mean a Phase One Environmental Site Assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments:
Phase One Environmental Site Assessment Process) for the Leased Property and any additional environmental assessments requested by the Required Participants in good faith, including a Phase II Environmental Site Assessment if recommended by the Phase I Environmental Site Assessment.

     "ENVIRONMENTAL LAWS" shall mean and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide,

                                   App. 1-6

Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq. and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of the Leased Property, or any part thereof.

     "ENVIRONMENTAL PERMITS" shall mean all permits, licenses, authorizations, registrations, certificates and approvals of Authorities required by Environmental Laws.

     "ENVIRONMENTAL VIOLATION" shall mean an activity, occurrence or condition that violates or results in non-compliance with any Environmental Laws.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, and any rule or regulation issued therefrom.

     "ERISA GROUP" shall mean Lessee, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Lessor or any Subsidiary, are treated as a single employer under Section 414 of the Code.

     "ESTOPPEL CERTIFICATE" shall mean that certain Estoppel Certificate to be executed by the tenant occupying the 5775 Roscoe Court, San Diego, California 92123 dated as of August 25, 1998, from such Tenant to Certificate Trustee.

     "EXCESS CASUALTY/CONDEMNATION PROCEEDS" shall mean the excess, if any, of: (x) the aggregate of all awards, compensation and/or insurance proceeds payable in connection with a Casualty or Condemnation MINUS (y) the portion of the Lease Balance paid by Lessee pursuant to Article XIV of the Lease with respect to such Casualty or Condemnation, and MINUS (z) any Rent due and payable.

     "EXCLUDED AMOUNTS" shall mean:

          (a) all indemnity payments and expenses to which Certificate Trustee or Agent in their respective individual capacities or any Participant (or any of their respective successors, assigns, agents, officers, directors or employees) is entitled pursuant to the Operative Documents;

          (b) any amounts payable under any Operative Documents to reimburse Certificate Trustee or Agent or any Participant (including the reasonable expenses incurred in connection with any such payment) for performing or complying with any of the obligations of Lessee under and as permitted by any Operative Document;

          (c) any insurance proceeds (or payments with respect to policy deductibles) under liability policies payable to Certificate Trustee or Agent in their respective individual capacities or any Participant (or their respective successors, assigns, agents, officers, directors or employees);

          (d) any insurance proceeds under policies maintained by Certificate Trustee, Agent or any Participant and not required to be maintained by Lessee under the Lease;

          (e) any amount payable to Certificate Trustee, Agent, or the Participants pursuant to Section 9.9 of the Participation Agreement; and


                                    App. 1-7

          (f) any payments of interest or yield on payments referred to in CLAUSES (a) through (e) above.

     "EXISTING LEASE" shall mean the Standard Industrial Lease - Multi-Tenant dated September 12, 1994, by and between Transcontinental Realty Investors, a California business trust, as lessor, and West Capital Financial Services Corp., a California corporation with respect to the 5775 Roscoe Site existing on the Advance Date, so long as such Existing Lease is not amended or modified in any way.

     "EXTENSION OPTION" shall have the meaning provided in Section 2.14(a) of the Participation Agreement.

     "EXTENSION OPTION EFFECTIVE DATE" shall have the meaning provided in
Section 2.14(a) of the Participation Agreement.

     "EXTENSION OPTION RESPONSE DATE" shall have the meaning provided in
Section 2.14(a) of the Participation Agreement.

     "FAIR MARKET VALUE" shall mean with respect to the Leased Property or any portion thereof, as of the date of the determination, the fair market value (which in any event shall not be less than zero) as determined by an independent appraiser chosen by Lessor (at the direction of the Required Participants) that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a buyer currently in possession) and an informed and willing seller, under no compulsion to buy or sell, and neither of which is related to Certificate Trustee, Agent or Lessee or any Affiliate thereof, for the purchase of the Leased Property. Such fair market value shall be calculated as the value for the use of the Leased Property, assuming, in the determination of such fair market value (including for purposes of Section 21.4 of the Lease), that the Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market value is being determined for purposes of the Appraisal to be delivered prior to the Advance Date or for evaluating the items described in the indemnity set forth in Section 21.4 of the lease or the appraiser's report required pursuant to Section 7.8 of the Participation Agreement, in which case this assumption shall not be made).

     "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rate for the last transaction in the overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by Agent.

     "FINAL MATURITY DATE" shall mean the day immediately preceding the fifth anniversary of the Advance Date, or if extended pursuant to Section 2.14 of the Participation Agreement, the day immediately preceding the tenth anniversary of the Advance Date.

     "FINANCING STATEMENTS" shall mean all such UCC-1 Financing Statements required by Agent or Certificate Trustee to be executed by Lessee or Certificate Trustee in connection with the perfection of any security interests granted by Certificate Trustee or Lessee, as the case may be, under the Operative Documents.

     "FIRPTA AFFIDAVIT" shall mean an affidavit delivered by a transferor of real property interests in accordance with Section 1445 of the Code to inform the transferee of such real property interest that the withholding of tax pursuant to Section 1445 of the Code will not be required.

     "FIRREA" shall mean The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.


                                    App. 1-8

     "FIXED CHARGES" shall mean the sum of: (i) that portion of term obligations (including principal and interest), (ii) and capital lease payments on real property, (iii) income taxes and (iv) dividends, all during the twelve (12) months preceding the date of calculation.

     "FUND," "FUNDED" or "FUNDING" shall mean a funding by a Participant of the principal under any Note or its Certificate Amount (as the case may be) constituting a portion of an Advance as described in Article II of the Participation Agreement.

     "FUNDED DEBT" shall mean all funds borrowed by Lessee and its consolidated Subsidiaries, including loans and capital leases, whether senior or subordinated, plus the Lease Balance.

     "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time consistently applied.

     "GOVERNMENTAL ACTION" shall mean all applicable permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Authority, or required by any Applicable Laws, and shall include, all citings, Environmental Permits and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Leased Property.

     "HAZARDOUS MATERIAL" shall mean any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous by listing characteristic or definition under any Environmental Law, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by-products and other hydrocarbons and is or becomes regulated by any Authority, including any agency, department, commission, board or instrumentality of the United States or the State of California or any political subdivision of either of the foregoing and also including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBS") and radon gas.

     "HAZARDOUS SUBSTANCES UNDERTAKING AND UNSECURED INDEMNITY" shall mean that certain Hazardous Substances Undertaking and Unsecured Indemnity dated as of August 25, 1998, made by Lessee substantially in the form of Exhibit J to the Participation Agreement.

     "HIGHEST LAWFUL RATE" shall have the meaning provided in Section 2.13 of the Participation Agreement.

     "IMPROVEMENTS" shall mean any and all buildings, fixtures and improvements located on the Land from time to time, including improvements hereinafter constructed on the Land by Lessee as permitted by the Operative Documents and including mechanical, electrical, HVAC and other building systems attached to any buildings or improvements presently existing or to be constructed on the Land, but shall not include personal property not incorporated into the buildings located on the Land.

     "IMPROVEMENTS BALANCE" means the product obtained by multiplying the Lease Balance as of any date of determination by the Improvements Percentage.

     "IMPROVEMENTS LEASE SUPPLEMENT" shall mean the Improvements Lease Supplement substantially in the form of Exhibit B-2 to the Lease.

     "IMPROVEMENTS PERCENTAGE" means the percentage of the Fair Market Value of the Leased Property attributable to the Improvements related thereto, as specified in the Appraisal delivered pursuant to Section 3.1(h) of the Participation Agreement.

     "IMPROVEMENTS PROCEEDS" means the product obtained by multiplying the Net Sale Proceeds by the Improvements Percentage.


                                    App. 1-9

     "INDEMNITEE" shall mean each Participant, Certificate Trustee (in its individual capacity and as trustee), Agent (in its individual capacity and as Agent), Arranger, any additional, separate or co-trustee or co-agent appointed in accordance with the terms of the Trust Agreement or the Participation Agreement, and the respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors, partners, representatives and agents of each of the foregoing Persons; PROVIDED, HOWEVER, that in no event shall Lessee or its Affiliates be an Indemnitee.

     "INSOLVENCY EVENT" shall mean with respect to any Person, any event pursuant to which such Person makes an assignment for the benefit of creditors, files or has filed against it a petition in bankruptcy, petitions or applies to or suffers any petition or application to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commences or has commenced against it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, consents or acquiesces in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or any substantial part of its property, or admits its inability to pay its debts generally as they become due, or authorizes any of the foregoing to be done or taken on behalf of such person.

     "INSPECTING PARTIES" shall have the meaning provided in Section 9.8 of the Lease.

     "INSURANCE REQUIREMENTS" shall mean all terms and conditions of any insurance policy required by the Lease to be maintained by Lessee and all requirements of the issuer of any such policy.

     "INTEREST RATE" shall mean with respect to each Loan for any Payment Period and subject to Section 7.7 of the Participation Agreement, the sum of the LIBO Rate for such Payment Period plus the Applicable Margin in effect from time-to-time during such Payment Period PROVIDED that the Interest Rate for the initial Payment Period commencing on the Advance Date shall be a rate per annum equal to the Reference Rate.

     "INVESTOR'S LETTER" shall have the meaning provided in Section 6.3(b) of the Participation Agreement.

     "INVOICE" shall have the meaning provided in Section 4.1 of the Lease.

     "LAND" means the real property described on Schedule 1 to the Land Lease Supplement, excluding any Improvements.

     "LAND BALANCE" means the product obtained by multiplying the Lease Balance as of any date of determination by the Land Percentage.

     "LAND LEASE SUPPLEMENT" shall mean the Land Supplement substantially in the form of Exhibit B-1 to the Lease.

     "LAND PERCENTAGE" means the percentage of the Fair Market Value of the Leased Property attributable to the Land, as specified in the Appraisal delivered pursuant to Section 3.1(h) of the Participation Agreement.

     "LAND PROCEEDS" means the product obtained by multiplying the Net Sale Proceeds by the Land Percentage.


                                    App. 1-10

     "LEASE" shall mean that certain Master Lease dated as of August 25, 1998, between Lessor and Lessee, substantially in the form of Exhibit A to the Participation Agreement, including each Lease Supplement entered into pursuant thereto.

     "LEASE BALANCE" shall mean, as of any date of determination, an amount equal to the aggregate sum of the outstanding principal amount of the Loans of all of the Lenders, and the outstanding Certificate Amounts of all of the Certificate Purchasers.

     "LEASE COLLATERAL" shall mean all of Lessee's right, title and interest in the Leased Property together with replacements and substitutes thereof and the proceeds thereof.

     "LEASE DEFAULT" or "DEFAULT" shall mean any event, condition or failure which, with notice or lapse of time or both, would become a Lease Event of Default.

     "LEASE EVENT OF DEFAULT" shall mean any event, condition or failure designated as a "Lease Event of Default" in Article XVI of the Lease.

     "LEASE EXPIRATION DATE" shall have the meaning provided in Section 2.3(a) of the Lease.

     "LEASED PROPERTY" shall mean, collectively, the Land and the Improvements.

     "LEASE SUPPLEMENT" shall mean either the Land Supplement substantially in the form of Exhibit B-1 to the Lease or the Improvement Supplement substantially in the form of Exhibit B-2 to the Lease.

     "LEASE TERM" shall have the meaning provided in Section 2.3 of the Lease.

     "LENDERS" shall mean the holders of the Notes.

     "LENDER'S POLICY" shall have the meaning provided in Section 3.1(l) of the Participation Agreement.

     "LESSEE" shall mean REMEC, Inc., a California corporation.

     "LESSEE AFFILIATE" shall mean Lessee or any of its Subsidiaries.

     "LESSEE GUARANTEE" shall mean that certain Guarantee dated as of August 25, 1998, made by Lessee substantially in the form of Exhibit G to the Participation Agreement.

     "LESSOR" shall mean Certificate Trustee.

     "LESSOR LIENS" shall mean Liens on or against the Leased Property, the Lease, the Trust Estate or any payment of Rent (a) which result from any act of, or any Claim against Lessor (in its individual capacity or in its trust capacity), Agent, or any Participant, in either case, unrelated to the transactions contemplated by the Operative Documents or (b) which result from any tax owed by Lessor (in its individual capacity), Agent, or any Participant, except any Tax for which Lessee is obligated to indemnify.

     "LIBO RATE" shall mean the applicable London interbank offered rate for deposits in U.S. dollars appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Payment Period, and having a maturity approximately equal to such Payment Period; or if no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the rate equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Telerate Page 3750; or if Telerate Page 3750 is not available, the applicable LIBO Rate for the relevant Payment Period shall be the rate determined by Agent to be the arithmetic mean (rounded upward to the next 1/16 of 1%)


                                    App. 1-11
of the values of interest per annum at which deposits in U.S. dollars are offered by UBOC's London Branch to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Payment Period, in the approximate amount of the UBOC's or its Affiliate's portion of the aggregate outstanding principal amount of the Notes and Certificate Amounts and having a maturity approximately equal to such Payment Period.

     "LIBOR OFFICE" shall mean initially, the funding office of each Participant (or the principal bank Affiliate of such Participant) designated as such in Schedule II to the Participation Agreement; and thereafter, such other office of such Participant (or the principal bank Affiliate of such Participant), if any, which shall be making or maintaining such Participant's investment in Certificates and Notes.

     "LIEN" shall mean, with respect to any asset, any lien, mortgage, deed of trust, encumbrance, pledge, charge, lease, easement, servitude, right of others or security interest of any kind, including any thereof arising under any conditional sale, capital lease or other title retention agreement.

     "LIQUID ASSETS" shall mean cash and short term investments consisting of commercial paper, U.S. Treasury Bills, corporate bonds and notes, and municipal bonds and notes, all with maturities of less than 12 months.

     "LOAN" shall have the meaning provided in Section 2.1 of the Participation Agreement..

     "LOAN AGREEMENT" shall mean the Loan Agreement dated as of August 25, 1998, among Certificate Trustee, Agent and the Lenders, substantially in the form of Exhibit C to the Participation Agreement.

     "LOAN DEFAULT" shall mean any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

     "LOAN DOCUMENTS" shall mean the Loan Agreement, the Notes, the Deed of Trust, UCC financing statements, the Assignment of Lease and all documents and instruments executed and delivered in connection with each of the foregoing.

     "LOAN EVENT OF DEFAULT" shall mean any event, condition or failure designated as a "Loan Event of Default" in Section 6.1 of the Loan Agreement.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated by the Operative Documents, (iii) the validity or enforceability of any of the Operative Documents or (iv) any rights or remedies of the Administrative Agent or the Lenders under any thereof.

     "MATERIAL INDEBTEDNESS" shall mean (i) the Credit Agreement and (ii) any other indebtedness aggregating at least $500,000.

     "MATERIAL PLAN" shall mean at any time one or more Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

     "MATERIAL SUBSIDIARY" shall mean, at any time, a Subsidiary of Lessee (or any group of Subsidiaries of Lessee who are parties to the same contract, commitment or agreement): (i) to which more than fifteen percent (15%) of Lessee's consolidated revenues in the prior fiscal year are attributable, or
(ii) whose assets constitute more than fifteen percent (15%) of Lessee's consolidated assets as of the end of the most recent fiscal quarter, in each case determined in accordance with GAAP.


                                    App. 1-12

     "MINIMUM AMOUNT" shall have the meaning provided in Section 5.14 of the Participation Agreement.

     "MORTGAGED PROPERTY" shall mean, as applicable, the property and rights and interests defined as "Mortgaged Property" in the Deed of Trust.

     "MULTIEMPLOYER PLAN" shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for those purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

     "NET CASUALTY PROCEEDS" shall mean all amounts paid in connection with any Casualty, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith.

     "NET CASUALTY/CONDEMNATION PROCEEDS" shall mean Net Casualty Proceeds or Net Condemnation Proceeds, as applicable.

     "NET SALE PROCEEDS" shall mean the Sale Proceeds less the costs of such sale approved by Lessor as provided in Section 21.1 of the Lease.

     "NET CONDEMNATION PROCEEDS" shall mean all amounts paid in connection with any Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith.

     "NON-CONSENTING PARTICIPANT" shall have the meaning provided in Section 2.14(a) of the Participation Agreement.

     "NON-PARTY" shall mean any Person other than a Party.

     "NONSEVERABLE" shall describe an alteration or part of an alteration which cannot be readily removed from the Leased Property without causing material damage to or materially impairing the value of the Leased Property.

     "NOTE" shall mean a note evidencing a Loan issued by Borrower under the Loan Agreement and denominated as such, substantially in the form of Exhibit A to the Loan Agreement, and any and all Notes issued in replacement or exchange therefor in accordance with the provisions thereof.

     "OFFICER'S CERTIFICATE" of a Person shall mean a certificate signed by the Chairman of the Board of Directors or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller, Cashier, Assistant Cashier or the Secretary or any Assistant Secretary of such Person, or by any Vice President who is also Controller, Treasurer or Cashier signing alone.

     "OPERATIVE DOCUMENTS" shall mean the Participation Agreement, the Lease, the Lease Supplements, each of the Loan Documents, the Lessee Guarantee, the Certificates, the Trust Agreement, the Hazardous Substances Undertaking and Unsecured Indemnity and each other agreement executed and delivered by Lessee in connection with the consummation of the Overall Transaction.

     "OVERALL TRANSACTION" shall mean all the transactions and activities referred to or described in the Operative Documents, including the purchase of the Leased Property and the transactions described in the Acquisition Documents.


                                    App. 1-13

     "OVERDUE RATE" shall mean the lesser of (a) the highest interest rate permitted by Applicable Laws and (b) an interest rate per annum equal to, in the case of the Notes, the rate of interest otherwise payable with respect thereto PLUS 2% and, in the case of the Certificates, the Yield Rate PLUS 2%.

     "OWNER'S POLICY" shall have the meaning provided in Section 3.1(l) of the Participation Agreement.

     "PARTICIPANTS" shall mean the Certificate Purchasers and the Lenders, collectively.

     "PARTICIPATION" shall have the meaning provided in Section 6.3 of the Participation Agreement.

     "PARTICIPATION AGREEMENT" shall mean the Participation Agreement dated as of August 25, 1998, among Lessee, Certificate Trustee, Agent, and the Participants.

     "PARTICIPATION HOLDER" shall have the meaning provided in Section 6.3 of the Participation Agreement.

     "PARTY" shall mean Lessor, Agent and/or any Participant, as applicable.

     "PAYMENT DATE" shall mean with respect to the payment of interest or Yield on the Loans or on Certificate Amounts, the last day of each applicable Payment Period.

     "PAYMENT DEFAULT" shall mean a Lease Event of Default described in clause (a) of Article XVI of the Lease.

     "PAYMENT PERIOD" shall mean with respect to any Loan or Certificate
Amount:

     (a) initially, the period commencing on the Advance Date and ending on the third (3rd) Business Day thereafter; and

     (b) thereafter, each period commencing on the last day of the next preceding Payment Period and ending one, three, six, nine or twelve months thereafter,

PROVIDED that, the foregoing provisions relating to Payment Periods are subject to the following:

               (i) if any Payment Period would otherwise end on a day that is not a Business Day, such Payment Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Payment Period into another calendar month in which event such Payment Period shall end on the immediately preceding Business Day;

               (ii) any Payment Period that would otherwise extend beyond the Final Maturity Date shall end on the Final maturity Date; and

               (iii) not more than one Payment Period shall exist at the same time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERIL" shall have the meaning provided in Section 11.1(b) of the Lease.

     "PERMITTED CONTEST" shall mean actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity, amount or applicability to the Leased Property or any interest therein of any Person of: (a) any law, regulation, rule, judgment, order, or


                                    App. 1-14
other legal provision or judicial or administrative requirements; (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any Governmental Action; or (c) any Lien or Tax; PROVIDED that the initiation and prosecution of such contest: (A) stays the enforcement, application or any foreclosure proceeding of or with respect to any such matter described in clauses (a) through (c) above, and (B) would not, in the reasonable opinion of the Required Participants: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the security interests created by the Operative Documents or the right, title or interest of Lessor in or to the Leased Property or the right of Lessor, or any Participant to receive payment of the Certificate Amount of or Yield on any Certificate, the principal of or interest on any Note, Rent, the Lease Balance, or any interest therein; or (iii) materially and adversely affect the Fair Market Value, utility or remaining useful life of the Leased Property or any interest therein or the continued economic operation thereof; and PROVIDED FURTHER that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest.

     "PERMITTED EXCEPTIONS" shall mean, with respect to the Leased Property, the exceptions set forth in the Owner's Policy and the Lender's Policy on the Advance Date and accepted by the Participants pursuant to Section 3.1(l) of the Participation Agreement.

     "PERMITTED INVESTMENTS" shall mean (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made,
(ii) certificates of deposit having a final maturity of not more than one year after the date of issuance thereof of a Participant or of any other commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500,000,000 and with a senior unsecured debt credit rating of at least "A" by Moody's Investors Service, Inc. and "A" by Standard & Poor's Ratings Group, (iii) commercial paper of companies, banks, trust companies or national banking associations (in each case excluding Lessee and its Affiliates) incorporated or doing business under the laws of the United States or one of the States thereof, in each case having a remaining term until maturity of not more than 180 days from the date such investment is made and rated at least "P-1" by Moody's Investors Service, Inc. or at least "A-1" by Standard & Poor's Ratings Group, (iv) repurchase agreements maturing within one year with any financial institution having combined capital and surplus of not less than $500,000,000 with any of the obligations described in CLAUSES (I) through (III) as collateral so long as title to the underlying obligations pass to Agent and such underlying securities shall be segregated in a custodial or trust account for the benefit of Agent, and (v) money market funds which invest solely in the investments described in CLAUSES (I) and (IV) including any such funds advised, managed or sponsored by the Certificate Trustee or an affiliate.

     "PERMITTED LIENS" shall mean: (a) the respective rights and interests of Lessee, the Participants, Agent and Certificate Trustee, as provided in the Operative Documents, (b) Lessor Liens, (c) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings diligently conducted and in any event constituting a Permitted Contest, so long as: (i) no Lease Event of Default shall have occurred and be continuing, (ii) such proceedings shall not involve any meaningful risk of the sale, forfeiture or loss of any part of the Leased Property, the Trust Estate, title thereto or any interest therein and shall not interfere with the use or disposition of the Leased Property, the Trust Estate or the payment of Rent, and (iii) any reserve or other appropriate provision required by GAAP shall have been made in respect of the Lien, (d) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings and which in the aggregate do not exceed $50,000 so long as: (i) no Lease Event of Default shall have occurred and be continuing,
(ii) such proceedings shall not involve any meaningful risk of the sale, forfeiture or loss of any part of the Leased Property, the Trust Estate, title thereto or any interest therein and shall not interfere with the use or disposition of the Leased Property, the Trust Estate, or the payment of Rent, and (iii) any reserve or other appropriate provision required by GAAP shall have been made in respect of the Lien, (e) Liens arising after the Advance Date


                                    App. 1-15
out of judgments or awards not otherwise constituting a Lease Event of Default under clause (i) of Article XVI of the Lease and with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either have been bonded to the satisfaction of Lessor and the Required Participants or the enforcement of such Lien has been stayed pending such appeal or revew, and (f) Permitted Exceptions.

     "PERSON" shall mean an individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or Authority.

     "PLAN" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PREQUALIFIED TRANSFEREE" shall mean any financial institutions or institutions approved of in writing by Lessee prior to the Advance Date.

     "PROHIBITED TRANSACTION" shall mean a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code
Section 4975 or ERISA Section 408.

     "PURCHASE AMOUNT" shall mean, as of any date of determination, (a) the Lease Balance, PLUS (b) all accrued but unpaid Rent, PLUS (c) all other sums then due and payable under the Operative Documents by Lessee or any of its Affiliates, including the Break Funding Amount and any other amounts due and owing pursuant to Article VII of the Participation Agreement.

     "PURCHASE OPTION" shall have the meaning provided in Section 20.1(b) of the Lease.

     "PURCHASE PRICE" shall mean the aggregate cash amounts to be paid to Sellers, the aggregate cash paid in respect of repayment of loans secured by liens on the Leased Property, and the aggregate cash paid in respect of other consideration delivered to Sellers to acquire all of the Leased Property pursuant to the Acquisition Documents, as follows: $7,206,886.98 to the seller under the Transcontinental Acquisition Agreement, $5,949,070.05 to the lender holding a first priority lien on the property to be purchased and sold under the Transcontinental Acquisition Agreement to pay off the loan secured by such lien plus $1,324.53 for each day after August 31, 1998 until such loan repayment occurs, $200,000.00 to Lessee to reimburse Lessee for its good faith deposit under the Transcontinental Acquisition Agreement, $356,250.00 to Lessee to reimburse Lessee for its good faith deposit in the escrow established under the Montpelier Acquisition Agreement, and $3,139,811.84 to the lender holding a first priority lien on the property to be purchased and sold under the Montpelier Acquisition Agreement to pay off the loan secured by such lien plus $800.38 for each day after August 31, 1998 until such loan repayment occurs.

     "RATE DETERMINATION DATE" shall mean with respect to any Payment Period, the date which is two (2) Business Days prior to the Payment Date of the Payment Period immediately preceding such Payment Period.

     "REFERENCE RATE" shall mean the rate of interest most recently announced by UBOC in the United States from time to time as its "reference rate" or corporate base rate for calculating interest on certain loans, which need not be the lowest interest rate charged by UBOC.



                                    App. 1-16

     "REGULATIONS" shall mean the income tax regulations promulgated from time to time under and pursuant to the Code.

     "RELATED PERSON" shall mean any Affiliate of Lessee, or any officer, employee, director or shareholder of Lessee or any Affiliate, or a relative of any of the foregoing.

     "RELEASE" shall mean the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

     "RENEWAL TERM" shall mean the additional five-year period of the term of the Lease, commencing, if the Extension Option Request is approved by the Participants in accordance with Section 2.14 of the Participation Agreement and a Renewal Option is exercised in accordance with Section 20.1 of the Lease, on the fifth anniversary of the Advance Date and ending on the day preceding the tenth anniversary of the Advance Date.

     "RENT" shall mean Basic Rent and Supplemental Rent, collectively.

     "REPLACEMENT PARTICIPANT" shall have the meaning provided at Section 2.14(b) of the Participation Agreement.

     "REPORTABLE EVENT" shall mean a "reportable event" described in Section 4043(b) of ERISA and the regulations thereunder.

     "REQUIRED CERTIFICATE PURCHASERS" shall mean, as of any date of determination, Certificate Purchasers having unpaid Certificate Amounts equal to at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid Certificate Amounts.

     "REQUIRED LENDERS" shall mean, as of the date of the determination, Lenders having aggregate investments in the Overall Transaction (as measured by the outstanding principal amount of the Loans then outstanding) equal to at least sixty-six and two-thirds percent (66-2/3%)of all such investments.

     "REQUIRED PARTICIPANTS" shall mean, as of the date of the determination, Lenders (and, so long as no Loan Event of Default not arising from a Lease Event of Default shall have occurred and be continuing, Certificate Purchasers) having aggregate investments in the Overall Transaction (as measured by the outstanding principal amount of the Notes then outstanding and, so long as no Loan Event of Default not arising from a Lease Event of Default shall have occurred and be continuing, the Certificate Amounts then outstanding) equal to at least sixty-six and two-thirds percent (66-2/3%) of the aggregate total of all such investments.

     "RESPONSIBLE OFFICER" of any Person shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or Comptroller.

     "SALE OPTION" shall have the meaning provided in Section 20.1(c) of the Lease.


                               App. 1-17

     "SALE PROCEEDS" shall mean the gross sale proceeds from a sale of all of the Leased Property pursuant to Article XXI of the Lease.

     "SALE RECOURSE AMOUNT" shall mean, as of any date of determination, the product obtained by multiplying: (i) the aggregate sum of the amounts Funded by the Participants on the Advance Date by (ii) the Improvements Percentage, and by
(iii) seventy-five percent (75%).

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SECURITIES" shall mean common and preferred stock, partnership units and participations, certificates of equity contribution, notes, bonds, debentures, surplus debentures or notes, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto or any combination thereof), guarantees of indebtedness, chooses in action, other property or interests commonly regarded as securities or any form of interest or participation therein (whether certificated or uncertificated) or any instruments convertible into any of the foregoing. Except where otherwise expressly indicated, references to "Securities of" any Person or such Person's Securities shall mean Securities issued by such Person.

     "SECURITIES ACT" shall mean the Securities Act of 1933.

     "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of
1934.

     "SELLERS" shall mean (a) Transcontinental Chesapeake Corporation, with respect to the property commonly known as the Chesapeake Ridge Business Park, San Diego, California, 92123, and (b) Montpelier Pacific, Inc., with respect to the property commonly known as 9404 Chesapeake Drive, San Diego, California, 92123.

     "SETTLEMENT ACTIONS" shall have the meaning provided in Section 6.2 of the Trust Agreement.

     "SIGNIFICANT CASUALTY" shall mean a Casualty that in the reasonable, good faith judgment of the Required Participants: (i) renders the Leased Property unsuitable for continued use as a property of the type of the Leased Property immediately prior to such Condemnation, or (ii) is so substantial in nature that restoration of the related property to substantially its condition as it existed immediately prior to such Casualty would be impracticable or impossible.

     "SIGNIFICANT CONDEMNATION" shall mean (a) a Condemnation that involves a taking of the Lessor's entire title to the Leased Property, or (b) a Condemnation that in the reasonable, good faith judgment of the Required Participants (i) renders the Leased Property unsuitable for continued use a property of the type of the Leased Property immediately prior to such Condemnation, or (ii) is so substantial in nature that restoration of the related property to substantially its condition as it existed immediately prior to such Condemnation would be impracticable or impossible.

     "SITES" or "SITE" shall mean the Land and Improvements constituting: (a) that certain real property commonly known as 5788 Roscoe Court, San Diego, California 92123, together with the Improvements located thereon, (b) that certain real property commonly known as 5785


                                  App. 1-18

Roscoe Court Drive, San Diego, California 92123, together with the Improvements located thereon, (c) that certain real property commonly known as 5775 Roscoe Court, San Diego, California 92123, together with the Improvements located thereon, and (d) that certain real property commonly known as 9404 Chesapeake Drive, San Diego, California 92123, together with the Improvements located thereon, all of which are more particularly described on Exhibit A to the Lease.

     "STOCK" shall mean all shares, options, interests or other equivalents (howsoever designated) of or in a corporation, whether voting or non-voting, including common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of all of the foregoing. Except where otherwise expressly indicated, references to "Stock of" any Person or such Person's Stock shall mean Stock issued by such Person.

     "SUBLEASE" shall have the meaning provided at Section 3.1(o) of the Participation Agreement.

     "SUBSIDIARY" shall mean for any Person any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "SUBSIDIARY" means a Subsidiary of Lessee.

     "SUPPLEMENTAL RENT" shall mean any and all amounts, liabilities and obligations other than Basic Rent which Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to Certificate Trustee, Agent, any Participant, or any other Person, including Purchase Amount, Break Funding Amounts, Additional Costs, indemnities and damages for breach of any covenants, representations, warranties or agreements.

     "TANGIBLE NET WORTH" shall mean net worth, as defined under GAAP, decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates (including officers, shareholders and directors), all in accordance with GAAP.

     "TAXES" and "TAX" shall mean any and all fees (including documentation, recording, license and registration fees), taxes (including income (whether net, gross or adjusted gross), gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto.

     "TERMINATION DATE" shall have the meaning provided at Sections 14.2 and 17.1(d) of the Lease.

     "TERMINATION NOTICE" shall have the meaning provided at Section 14.1 of the Lease.

     "TITLE INSURANCE COMPANY" shall mean Chicago Title Insurance Company and its successors and assigns.


                                   App. 1-19

     "TITLE POLICIES" shall have the meaning provided at Section 3.1(l) of the Participation Agreement.

     "TRANSACTION COSTS" shall mean (a) transaction costs and expenses incurred by Arranger, Certificate Trustee and Agent in connection with the consummation of the transactions described in the Operative Documents, and the preparation, negotiation, execution and delivery of the Operative Documents, including: (1) the reasonable fees, expenses and disbursements of Mayer, Brown & Platt, document counsel; (2) the allocated costs (including allocated internal costs) of internal counsel to Arranger; (3) costs of title insurance; (4) the initial and ongoing fees and reasonable expenses of Certificate Trustee, Agent and their special counsel; (5) all appraisal fees and reasonable expenses; (6) all recording and filing fees incurred in connection with the filing of the Deeds, the Lease Supplements, the Deed of Trust, all financing statements and any other documents, including fees and expenses of the Title Insurance Company;
(7) costs (including allocated internal costs) and expenses for the review of the environmental condition of the Leased Property;(8) all costs and expenses of each company engaged to survey the Leased Property; (9) all real estate broker's fees arising from the purchase of the Leased Property, and (10) all transfer taxes arising from the purchase of the Leased Property.

     "TRUST" shall mean the trust created by the Trust Agreement.

     "TRUST AGREEMENT" shall mean the Trust Agreement, dated as of even date with the Lease, between Certificate Trustee and the Certificate Purchasers, substantially in the form of Exhibit F to the Participation Agreement.

     "TRUSTEE" shall have the meaning provided in Section 17.1(j) of the Lease.

     "TRUST ESTATE" shall mean all estate, right, title and interest of Certificate Trustee in, to and under the Leased Property, the Lease Collateral, the Trust Agreement, the Lease, and all of the other Operative Documents, including (i) all amounts (other than Excluded Amounts) of Rent and other payments due or to become due of any kind for or with respect to the Leased Property or payable under any of the foregoing, (ii) any or all payments or proceeds received by Certificate Trustee after the termination of the Lease with respect to the Leased Property as the result of the sale, lease or other disposition thereof and (iii) proceeds of the investments in the Certificates together with any other moneys, proceeds or property at any time received by Certificate Trustee under or in connection with the Operative Documents.

     "UBOC" shall mean Union Bank of California, a national banking association, and its successors and assigns.

     "UCC" shall mean the Uniform Commercial Code of California or any other applicable jurisdiction.

     "UNFUNDED LIABILITIES" shall mean, with respect to any Plan, at any time, the amount, if any, by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all such Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess


                                   App. 1-20
represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "YIELD" shall mean with respect to each Payment Period (a) the Yield
Rate for such Payment Period multiplied by (b) the aggregate Certificate Amounts outstanding.

     "YIELD RATE" shall mean, with respect to each Payment Period, the applicable rate at which Yield shall accrue and be payable from time to time on the Certificates, which rate shall be the rate per annum equal to the sum of (i) the Interest Rate for such Payment Period plus (ii) an additional 100 basis points.

     "5775 ROSCOE SITE" shall mean the Site commonly known as 5775 Roscoe Court, San Diego, California and included within the real property legally described on Exhibit A to the Lease.


                                App. 1-21